Exhibit 10.1

Membership Interest Purchase Agreement

BY AND AMONG

SAFE AND GREEN DEVELOPMENT CORPORATION,

RESOURCE GROUP US HOLDINGS LLC

AND

THE EQUITYHOLDERS OF RESOURCE GROUP US HOLDINGS LLC

Dated as of February 25, 2025

Membership Interest Purchase Agreement

THIS Membership Interest Purchase Agreement is made and entered into as of February 25, 2025, by and among Safe and Green Development Corporation, a Delaware corporation (the “Purchaser”), Resource Group US Holdings LLC, a Florida limited liability company (the “Company”), and each of the members of the Company set forth on the signature pages to this Agreement (collectively, the “Equityholders” and each, individually, a “Equityholder”). Purchaser, Company and Equityholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Equityholders collectively own and desire to sell to the Purchaser one hundred percent (100%) of the issued and outstanding membership interests in the Company (the “Company Interests”), and the Purchaser desires to purchase and acquire the Company Interests from the Equityholders, on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

Article I.

DESCRIPTION OF TRANSACTION

1.1  Agreement to Purchase and Sell the Company Interests. Subject to the terms and conditions in this Agreement, at the Closing the Equityholders shall sell, assign, transfer and deliver to the Purchaser free and clear of all Liens, and the Purchaser shall purchase and acquire from such Equityholders, all such Equityholders’ right, title and interest in and to the Company Interests as set forth on EXHIBIT A hereto, which the Company and the Equityholders represent and warrant are the Company’s total issued and outstanding membership interests.

1.2  Payment of Closing Consideration and Closing Payments.

(a)  At the Closing, the Purchaser shall deliver:

(i) to the Equityholders, (1) the Closing Cash Consideration by means of wire transfer of immediately available funds to an account or accounts designated by them based on each Equityholder’s Consideration Percentage; (2) evidence of registration with the Purchaser’s transfer agent of shares of Purchaser Common Stock in the name of each Equityholder, in each case for such number of shares of Purchaser Common Stock (rounded down to the nearest whole share of Purchaser Common Stock) as is equal to the product of (A) the total number of Closing Shares to be issued by the Purchaser multiplied by (B) each Equityholder’s Consideration Percentage and (3) a convertible note, in the form of EXHIBIT B hereto, to each Equityholder (each a “Convertible Note”, and collectively, the “Convertible Notes”), of which the principal amount for each Equityholder shall be determined at the Closing by calculating the product of: (A) (1) the closing price of Purchaser’s Common Stock on the Closing Date, multiplied by (2) a such number of shares of Purchaser’s Common Stock as shall then equal, when added to the Closing Shares issued on such date, an aggregate number of shares of Purchaser’s Common Stock representing forty-nine percent (49%) of Purchaser’s then outstanding Common Stock on the Closing Date, multiplied by (B) each Equityholder’s Consideration Percentage (collectively, the “Closing Consideration”); and

(ii)  cash in an amount equal to the Company Closing Payments, by wire transfer of immediately available funds, to each of the payees set forth in the Closing Payments Certificate.

(b)  At the Closing, the Equityholders shall transfer, grant, convey, sell and assign to the Purchaser or its designee all of the Company Interests, free and clear of all Liens.

1.3  Administrative and Operational Activities of Company after the Closing. After the Closing, the Company shall continue its current legal structure as a Florida limited liability company and become a wholly owned subsidiary of Purchaser.

1.4  Definitions. Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings set forth in EXHIBIT C hereto.

Article II.

REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS

Except as set forth on the Disclosure Schedule, the Company and the Equityholders, other than William H. Davis, Dennis J. Gormley, Daniel J. Zimmerman, Tristan Burnham, Joseph Vecchio and William Cialone (the “Excluded Equityholders”), hereby, jointly and severally, represent and warrant to the Purchaser and for the benefit of the Indemnified Parties, as of the date of this Agreement and as of the Closing Date, as set forth below.

2.1  Organization and Good Standing.

(a)  The Company is a limited liability company organized, validly existing and in good standing under the laws of the State of Florida, has all requisite and necessary power and authority to own, lease, use and operate its properties and assets, to carry on and conduct its business as now being conducted and as proposed to be conducted by the Company as of the Closing Date and to perform its obligations under all Material Contracts, and is duly qualified or registered to do business and is in good standing in such states where the nature of its activities makes such qualification necessary or advisable.

(b)  The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than the corporate name currently registered in the State of Florida.

(c) The Company has provided to the Purchaser accurate and complete copies of: (i) the articles of organization, the Company’s Limited Liability Company Agreement dated April 1, 2023 and other Organizational Documents of the Company, as in effect on the date of this Agreement, and such copies reflect all amendments made thereto at any time prior to the date of this Agreement and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Equityholders and the managers of the Company (clauses (i) and (ii), collectively, the “Company Constituent Documents”). There have been no formal meetings or other proceedings of the Equityholders or the managers of the Company that are not fully reflected in the Company Constituent Documents. There has not been any violation of or default under the Company Constituent Documents, and the Company has not taken any action that is inconsistent with the Company Constituent Documents. Except as would otherwise not constitute a Company Material Adverse Effect, the books and records of the Company are up to date, true, correct and complete in all material respects. Except as would otherwise not constitute a Company Material Adverse Effect, all Company Constituent Documents have been materially maintained in accordance with applicable Laws and are in the actual possession and direct control of the Company.

2.2  Capitalization.

(a)  All of the Company Interests have been duly authorized and are validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with (i) all applicable Laws; and (ii) all requirements set forth in the Company Constituent Documents. None of the Company Interests were issued in violation of any preemptive rights of any Person. Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the Company Interests, free and clear of all Liens.

(b)  Other than the Company Interests there are (i) no other equity, voting or other securities of the Company including any profits interests, authorized, issued or outstanding, (ii) no option, warrant, call, preemptive right, right of first offer, subscription or other right, agreement, arrangement, understanding or commitment of any character relating to the unissued equity interests of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold, any equity interest or other security of the Company, including any profits interest, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, commitment, arrangement or agreement, and (iii) no outstanding contractual obligation of the Company to repurchase, redeem or otherwise acquire any equity interest or other security of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. No bonds, debentures, notes or other instruments or evidence of Indebtedness issued by the Company having the right to vote (or are convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the holders of voting securities of the Company may vote are issued or outstanding.

(c)  None of the issued Company Interests are subject to a repurchase or redemption right or right of first refusal in favor of the Company or any other party, except as required by applicable law.

(d)  The Company is not a party to or bound by any, and to the Knowledge of the Company, there are no agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any Company Interests.

(e)  None of the Company Interests are subject to any purchase option, call option, right of first refusal, preemptive right, right of participation, subscription right or any similar right (whether pursuant to the Company Constituent Documents or any Contract of the Company or any statute to which the Company is subject) and there is no Contract of the Company relating to information rights, financial statement requirements, the voting or registration of, or restricting any Person from purchasing, selling, pledging, transferring or otherwise disposing of (or granting any option or similar right with respect to), any of the Company Interests. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated (i) to repurchase, redeem or otherwise acquire any of the Company Interests; or (ii) make any investment (in the form of a loan or capital contribution) in any other Entity.

(f)  The Company has never repurchased, redeemed or otherwise reacquired any of its membership interests.

2.3  Subsidiaries. Except as set forth on Section 2.3 of the Disclosure Schedule, the Company has no Subsidiaries and has never had any Subsidiaries. Except as set forth on Section 2.3 of the Disclosure Schedule, the Company does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any other Entity. Except as set forth on Section 2.3 of the Disclosure Schedule, the Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Except as set forth on Section 2.3 of the Disclosure Schedule, the Company has not guaranteed any obligations of any other Entity other than in the ordinary course of business. Neither the Company nor, to the Knowledge of the Company, any of its Equityholders has ever approved or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company.

2.4  Authority; No Conflict; Required Filings and Consents.

(a)  The Company has all requisite limited liability company power and authority to enter into this Agreement and any Equityholder Related Agreement to which it is a party, perform its obligations under this Agreement and any Equityholder Related Agreement to which it is a party and to consummate the transactions contemplated by this Agreement and any Equityholder Related Agreement to which it is a party.

(b)  The execution, delivery and performance of this Agreement and any Equityholder Related Agreement to which the Company is a party and the consummation of the transactions contemplated by this Agreement and any Equityholder Related Agreement to which it is a party by the Company have been duly authorized by all necessary limited liability company action on the part of the Company, no other company action or proceeding on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement, any Equityholder Related Agreement or the consummation of the transactions contemplated by this Agreement or any Equityholder Related Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(c)  Other than as provided under this Agreement, neither the execution, delivery or performance by the Company of this Agreement, or any Equityholder Related Agreement nor the consummation of the transactions contemplated by this Agreement or any Equityholder Related Agreement, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, any Company Constituent Document; (ii) except as otherwise would not have a Company Material Adverse Effect contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, including any labor or employment agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound; (iii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or any Equityholder Related Agreement or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company or any of its assets is subject; or (iv) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that is otherwise material to the business of the Company or to any of the assets owned, used or controlled by the Company.

(d)  No Governmental Authorization, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any Equityholder Related Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement or any Equityholder Related Agreement.

2.5  Company Financial Statements; Books and Records.

(a)  The Company has made available to the Purchaser true, correct and complete copies of the following financial statements and notes thereto:

(i)  The unaudited annual balance sheet at December 31, 2023 and 2022 (the “Year-End Balance Sheet”), statements of profit-and-loss, other comprehensive income, changes in equity and cash flows of the Company for each of the years ended December 31, 2023 and 2022 and the related notes, (the “Year End Financial Statements”) and the unaudited statement of financial position of the Company at September 30, 2024 (the “Unaudited Balance Sheet”) and the statements of profit-and-loss account, other comprehensive income, changes in equity, and cash flows for the nine months ended September 30, 2023 and 2024 and the related notes the “September 30, 2024 Financial Statements” and together with the Year-End Financial Statements, the “Company Financial Statements”).

(b)  Each Company Financial Statement: (i) is true, correct and complete in all material respects and has been prepared in conformity with the books and records of the Company, which, in turn, are true, correct and complete in all material respects, and (ii) fairly present the financial position of the Company as of such dates and the results of operations, and cash flow of the Company for the periods then ended.

(c)  The Company Financial Statements were prepared from the books, records and accounts of the Company, which books, records and accounts have been maintained in accordance with all applicable Laws and are true, correct and complete in all material respects. Except as otherwise would not have a Company Material Adverse Effect, the Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls designed to provide assurance that (A) transactions are executed in accordance with management’s authorization; (B) access to the Company’s assets is permitted only in accordance with management’s authorization; (C) the reporting of Company’s assets is compared with existing assets at regular intervals; and (D) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company has delivered to the Purchaser copies of any policies, manuals and other documents promulgating, such internal accounting controls, as applicable. The Company has established a system of internal accounting controls appropriate for companies of its size in the industry in which the busine ss operates and that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of accurate financial statements, and to maintain asset accountability. There has not been any fraud or willful misconduct by or involving any of the management or employees of the Company who have a role in the preparation of financial statements (including the Financial Statements) or the internal accounting controls used by the Company, nor, has any Person made any claim or allegation regarding any of the foregoing. Neither the Company nor, to the Knowledge of the Company, any Equityholder has established or maintained any secret or unrecorded funds or accounts.

2.6  No Undisclosed Liabilities; Indebtedness.

(a)  Except as set forth on Section 2.6 of the Disclosure Schedule, the Company has no material obligations or liabilities (whether or not absolute, accrued, contingent, determined, determinable, unliquidated or otherwise, whether known or unknown, whether due or to become due, whether or not required to be reflected in financial statements in accordance with GAAP and regardless of when or by whom asserted).

(b)  Except as set forth on Section 2.6 of the Disclosure Schedule, the Company has not entered into any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments.

2.7  No Company Material Adverse Effect. Since September 30, 2024, the Company has conducted its business only in the ordinary course of business consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to result in, a Company Material Adverse Effect, or (b) any event, occurrence, development or state of circumstances or facts that has, or could reasonably be expected to have, the effect of preventing, materially delaying, making illegal or otherwise materially interfering with the transactions contemplated by this Agreement.

2.8  Absence of Certain Changes or Events.

Except as set forth on Section 2.8 of the Disclosure Schedule, since September 30, 2024, the Company has not:

(a)  issued (i) any notes, bonds or other debt instruments, (ii) any Company Interests or rights convertible into or exchangeable or exercisable for any Company Interests;

(b)  issued any options;

(c)  borrowed any amount or incurred or become subject to any liabilities;

(d)  discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past practice;

(e)  declared, accrued, set aside or made any payment or distribution of cash or other property to any of its Equityholders or its other Affiliates with respect to such Equityholders’ Company Interests or otherwise, or purchased, redeemed or otherwise acquired any of its Company Interests (including any options or other rights to acquire its Company Interests);

(f)  mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

(g)  (i) acquired, leased or licensed any material right or other asset from any Person; (ii) sold, assigned, transferred, leased or licensed to any Person, or otherwise encumbered, any of its assets, except in each case, in the ordinary course of business consistent with past practice; or (iii) canceled any debts or claims;

(h)  sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any Confidential Information to any Person (other than to the Purchaser and its Affiliates and other than disclosures made in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

(i)  (1) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (2) increased, or accelerated the payment of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements; (3) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee; (4) established, adopted or amended (except as required by applicable Laws) any Employee Plan or any collective bargaining, works council, share option, restricted shares, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan, agreement or arrangement covering any employees, officers, consultants or directors of the Company; or (5) increased, or accelerated the payment of, the compensation, bonus or other benefits payable to any employees, officers, consultants or directors of the Company other than in the case of this clause (5) in accordance with the Company’s ordinary course of business and consistent with past practice;

(j)  suffered any extraordinary losses or waived any rights of value (whether or not in the ordinary course of business or consistent with past practice) in excess of $100,000 in the aggregate;

(k)  made capital expenditures or commitments therefor that exceed $100,000 individually or $500,000 in the aggregate;

(l)  delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other material liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

(m)  made any loans or advances to, guaranties for the benefit of, or any investments in, any Person;

(n)  suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

(o)  made or changed any Tax election, changed any annual tax accounting period, changed or adopted any method of tax accounting, filed any amended Tax Returns or claims for Tax refunds, entered into any closing agreement, settled any Tax claim, audit or assessment, consented to any extension or waiver of the limitation period applicable to any claim or assessment of Taxes, or surrendered any right to claim a Tax refund, offset or other reduction;

(p)  threatened, commenced or settled any Legal Proceeding;

(q)  made any investment in or taken any steps to incorporate or form any Subsidiary or to acquire any equity interest or other interest in any other Entity;

(r)  amended any of its Organizational Documents or effected or been a party to any Acquisition Transaction, recapitalization or similar transaction;

(s)  entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business, from competing with any Person in any line of business that is material to the Company or otherwise restricting the conduct of its business anywhere in the world;

(t)  entered into, amended or terminated any material Contract;

(u)  received notice, whether written or oral, from any party to a Company Contract of such party’s intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company; or

(v)  agreed, whether orally or in writing, to do any of the foregoing.

2.9  Taxes.

(a)  All Tax Returns required to have been filed by or on behalf of, or with respect to the assets of, the Company through the date of this Agreement have been timely filed in accordance with all applicable Laws (pursuant to an extension of time or otherwise) and are materially true, correct and complete in all respects. The Company has provided to the Purchaser true, correct and complete copies of all Tax Returns.

(b)  No claim has ever been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(c)  All Taxes, estimated Taxes, deposits and other payments due and owing by or on behalf of the Company (whether or not shown on any Tax Return) have been or will be timely paid in full through the date of this Agreement and through the Closing Date.

(d)  The amounts so paid shall be adequate based on the tax rates and applicable Laws in effect to satisfy all material liabilities for Taxes of the Company in any jurisdiction through the Closing Date, including Taxes upon income earned through the Closing Date.

(e)  The Company has withheld all amounts of Taxes required to be withheld from its employees, agents, contractors, creditors, shareholders and third parties and timely remitted such amounts to the proper Governmental Body and filed all federal, state, local and foreign Tax Returns and reports with respect to employee income Tax withholding, social security, unemployment, and other similar Taxes, all in compliance with the withholding provisions of all applicable Laws.

(f)  The Company has collected all material sales, value-added and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Body (or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations).

(g)  To the Knowledge of the Company, no claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no Legal Proceeding, audit, examination or investigation of any Tax Return of the Company is currently underway, pending or, to the Knowledge of the Company, threatened. There have been no examinations or audits of any Tax Return of the Company. The Company has provided to the Purchaser true, correct and complete copies of all audit reports, correspondence with Tax authorities and similar documents (to which the Company has access) relating to the Tax Returns of the Company.

(h)  All Tax deficiencies asserted by a Governmental Body against the Company have been paid in full or finally settled, and no indication of a Tax increase or other issue has been raised in any such examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency for any other period not so examined.

(i) There are no outstanding waivers or agreements between any Governmental Body and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any Governmental Body.

(j)  The Company has not received written notice of any Liens for Taxes with respect to the Company or the assets or properties of the Company, nor is there any Lien that is pending or, to the Knowledge of the Company, threatened.

(k)  The Company is not a party to or bound by any Tax allocation, Tax indemnification or Tax sharing agreement.

(l)  The Company has never filed or, to the Knowledge of the Company, had any obligation to file, and does not have any obligation to file, any Tax Return based on income or otherwise, in each case in any jurisdiction other than the U.S. or Florida.

(m)  The Company has not adopted any resolution or entered into any transaction that might be rejected on the grounds of Tax evasion or that could be questioned under general anti-abuse rules.

(n)  The Company has not used accounting methods involving deferred payment of Taxes or any alternative accounting methods that postpone or defer Taxes to a period ending on or after the Closing Date.

(o)  No Tax allowance, deduction, subsidy, reduction or Tax exemption granted to the Company may be revoked, cancelled or removed.

(p)  The Company has not, directly or indirectly, transferred property to or supplied services to or acquired property or services from a Person with whom it was not dealing at arm’s length on terms that materially differ from those that would have been made between Persons dealing at arm’s length.

(q)  The Company has all supporting documents relating to Taxes.

2.10  Real Property.

(a)  Except as set forth on Section 2.10(a) of the Disclosure Schedule, the Company does not own, and has never owned, any real property, and the Company is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)  Except as set forth on Section 2.10(a) of the Disclosure Schedule, the Company does not have, lease or use any Leased Real Property.

2.11  Intellectual Property.

(a)  Except as set forth on Section 2.11(a) of the Disclosure Schedule, all issued Company Intellectual Property is valid and enforceable, and all material issuance, renewal, maintenance and other payments and fees that are or have become due with respect thereto have been timely paid by or on behalf of the Company, or in the case of Company Licensed Intellectual Property, the licensor. Except as set forth on Section 2.11(a) of the Disclosure Schedule, no application for a patent, copyright or trademark registration or any other type of Company Intellectual Property filed by or on behalf of the Company, or in the case of Company Licensed Intellectual Property, the licensor, has been abandoned, allowed to lapse or rejected, and there is no basis for a claim that any Intellectual Property Rights embodied in any Company Intellectual Property is invalid or unenforceable.

(b)  There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced or, to the Knowledge of the Company, threatened, and there is no fact that is reasonably likely to result in an inventorship challenge, opposition or nullity proceeding or interference, with respect to any Patent Rights included in the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent, utility model, industrial design, trademark and tradename applications filed by or on behalf of the Company and has made no misrepresentation in such applications.

(c)  The Company exclusively owns all right, title and interest in and to the Company Owned Intellectual Property (including but not limited to the rights of reproduction, distribution, public communication and transformation), free and clear of any Liens other than Permitted Liens. The Company Intellectual Property constitutes all Intellectual Property Rights pertaining or relating to the Company’s business that are used in the conduct of the Company’s business as now conducted, and as contemplated to be conducted by the Company after the Closing Date, free and clear of any Liens other than Permitted Liens. The Company holds a valid and enforceable license or sublicense to use all Intellectual Property licensed or sublicensed or purported to be licensed or sublicensed by the Company.

(d)  The Company has taken all commercially reasonable steps necessary to maintain and protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and Confidential Information comprising a part thereof. No complaint or other communication relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Company, threatened against the Company. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third-party proprietary or Confidential Information in the possession, custody or control of the Company; or (ii) breach of the Company’s security procedures wherein Confidential Information has been disclosed to a third Person.

(e)  To the Knowledge of the Company, no product, product candidate or service marketed or sold by the Company or conduct of the business of the Company as it is currently conducted infringes, violates or constitutes a misappropriation, or will infringe, violate or constitute a misappropriation, of any Intellectual Property Rights of any third-party. The Company has not received any complaint, claim, challenge or notice (i) alleging any such infringement, violation or misappropriation, or that, by conducting its business, the Company would infringe, violate or misappropriate any Intellectual Property Rights of any other Person; or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, legality, validity or enforceability of any Company Intellectual Property. The Company has not received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, Intellectual Property Rights of any other person.

(f)  To the Knowledge of the Company, no Person (including any current or former employee or consultant of the Company) has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any of the Company Intellectual Property and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to result in any of the foregoing or of any current or anticipated claims against a third Person relating to the foregoing.

(g)  The Company has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property Rights with respect to any third-party Intellectual Property Rights. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property Rights to any Person, and, except as set forth on Section 2.11(g) of the Disclosure Schedule, none of the Company Owned Intellectual Property was developed in whole or in part using any governmental funding or using any funding, facilities, or resources of any university or research institution.

(h)  The Company is not subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation (i) restricting in any manner the use, transfer or licensing by the Company of any of the Company Intellectual Property; or (ii) that may affect the validity, use or enforceability of the Company Intellectual Property or any product, product candidate or service of the Company related thereto.

(i)  Each current and former employee of the Company and each current and former independent contractor of or consultant to the Company has executed a valid and binding written agreement, substantially in the form or forms provided to the Purchaser (each, an “Assignment Agreement”), expressly assigning to the Company all right, title and interest in any inventions and works of authorship generated on behalf of the Company and/or pertaining to the Company’s business, whether or not patentable, invented, created, developed, conceived and/or reduced to practice by the employee, independent contractor or consultant for the Company, and all Intellectual Property Rights therein (including but not limited to the rights of reproduction, distribution, public communication and transformation), and has waived all moral rights therein to the extent legally permissible. All Company Owned Intellectual Property was developed by (i) an employee of the Company working within the scope of his or her employment at the time of such development; or (ii) agents, consultants, contractors, or other Persons who have executed appropriate Assignment Agreements. To the extent that any Company Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (A) has obtained ownership of and is the exclusive owner of; or (B) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted by the Company after the Closing Date) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

(j)  To the Knowledge of the Company, no current or former director, officer, employee, independent contractor, or consultant of the Company (i) is in violation of any provision or covenant of any employment agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other Contract with any other Person by virtue of such director’s, officer’s, employee’s, independent contractor’s, or consultant’s being employed by, performing services for or serving on the board of directors of the Company; (ii) is using or has used any trade secrets or Confidential Information of any third Person in connection with performing any services for the Company or the development or creation of any Company Intellectual Property without the permission of the Company and such third Person; or (iii) has developed or created any Company Intellectual Property that is subject to any agreement under which such director, officer, employee, independent contractor, or consultant has assigned or otherwise granted any third party any rights in or to such Company Intellectual Property. To the Knowledge of the Company, no director, agent, employee, independent contractor, or consultant of the Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect his or her ability to assign to the Company rights to any invention, improvement, discovery or information relating to Company Intellectual Property or affecting the Company’s ability to Exploit any Company Intellectual Property. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. To the Knowledge of the Company, no Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

(k)  All licenses for the use of the Intellectual Property Rights are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of material breach of any Intellectual Property Rights license, and to the Knowledge of the Company there has been no material breach or anticipated material breach by any other person to any Intellectual Property license to which the Company is a party.

2.12  Agreements.

(a)  Except as set forth on Section 2.12 of the Disclosure Schedule, the Company is not a party to or bound by any written or oral:

(i)  pension, profit sharing, bonus or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other Contract with any labor union, or severance agreements, programs, policies or arrangements;

(ii)  Contract for the employment of, or receipt of services from, any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors, managers or Affiliates;

(iii)  Contract providing for indemnification of any officer, director, employee or agent or indemnification with respect to infringement of proprietary rights;

(iv)  Contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

(v)  agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing or creating of a Lien on any asset or group of assets of the Company;

(vi)  guaranty, pledge, performance or completion bond, surety or similar agreement or arrangement;

(vii)  Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(viii)  lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

(ix)  lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

(x)  Contract or group of related Contracts with the same party or group of affiliated parties, the performance of which involves consideration in the aggregate in excess of $500,000;

(xi)  (1) assignment, (2) license, or (3) indemnification (other than agreements including indemnification obligations incidental to the subject matter of such agreement), in each of (1) – (3), with respect to any intangible property (including any Intellectual Property Rights);

(xii)  Contract relating to the (1) acquisition, (2) transfer, (3) licensing or use, or (4) development, in each of (1) – (4), of any technology or any Intellectual Property Rights, except for licenses to use shrink-wrap or off-the-shelf software with a cost to the Company of less than $100,000 per user or per copy, as applicable;

(xiii)  Contract relating to the purchase or sale of any product, product candidate or other asset by or to, or the performance of any services by or for, any Related Party;

(xiv)  Contract under which it has granted any Person any registration rights (including demand or piggyback registration rights);

(xv)  sales, distribution, supply or franchise agreement or other agreement involving an agency relationship;

(xvi)  advertising, vendor rebate or product purchase or sale discount agreement;

(xvii)  Contract for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $100,000;

(xviii)  Contract constituting or relating to a Government Contract or Government Bid;

(xix)  Contract providing for an “earn out”, “performance guarantee” or other similar contingent payments by or to the Company;

(xx)  Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xxi)  Contract granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company;

(xxii)  Contract for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment, except for Contracts relating to the use of shrink-wrap or off-the-shelf software with a cost to the Company of less than $10,000 per user or per copy, as applicable;

(xxiii)  Contract that grants rights to manufacture, produce, assemble, license, market or sell its products to any Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell products;

(xxiv)  outstanding power of attorney empowering any Person to act on behalf of the Company;

(xxv)  any tax-sharing Contracts;

(xxvi)  Contract that was entered into outside the ordinary course of business or was inconsistent with the Company’s past practices;

(xxvii)  agreement with a term of more than sixty (60) days which is not terminable by the Company upon less than thirty (30) days’ notice without penalty and involves a consideration in excess of $100,000 annually;

(xxviii)  Contract regarding voting, transfer, issuance or other arrangements related to the Company’s membership interests, options or other rights to acquire, or that relates to, the Company’s membership interests; or

(xxix)  Contract that (A) limits the ability of the Company, or to the Knowledge of the Company any of its officers or employees, to compete in any line of business or with any Person or in any geographic area or during any period of time; (B) contains any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties; or (C) provides for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict the Purchaser or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development.

(b)  All of the Contracts, leases, agreements and instruments described in Section 2.12(a) of the Disclosure Schedule (the “Material Contracts”) are in full force and effect and are valid, binding and enforceable in accordance with their respective terms. Except as set forth in Section 2.12(b) of the Disclosure Schedule: (i) the Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; (ii) to the Knowledge of the Company, no event has occurred which (with or without the passage of time or the giving of notice or both) would, or could reasonably be expected to, (A) result in a default, breach or event of noncompliance by the Company under any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract; and (iii) to the Knowledge of the Company, there is no breach or anticipated breach by the other parties to any Material Contract.

(c)  The Company has not received any written notice or other written communication regarding any actual or possible violation or breach of, or default under, any Material Contract or that any third party is or intends to terminate any Material Contract.

(d)  The Company has not waived any of its rights under any Material Contract.

(e)  There is no term, obligation, understanding or agreement that would modify any term of a written Material Contract or any right or obligation of a party thereunder which is not reflected on the face of such Material Contract.

(f)  No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

(g)  There are no consents or waivers of any third persons or Governmental Bodies in order for the Purchaser to maintain the benefit of any Material Contracts after the execution of this Agreement and the Closing of the contemplated transactions.

2.13  Litigation.

(a)  Except as provided under Section 2.13 of the Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened (i) against or affecting the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has retained or assumed, either contractually or by operation of law (or pending or, to the Knowledge of the Company, threatened against or affecting any of the Equityholders or the officers, directors, managers or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any Person, at law or in equity, or before or by any Governmental Body (including any Legal Proceedings with respect to the transactions contemplated by this Agreement), or (ii) that relate to the ownership of share capital of the Company, or any option or other right to the share capital of the Company, or any right to receive consideration as a result of this Agreement. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s Knowledge, currently threatened in writing (i) against the Company or any officer, director or employee of the Company arising out of their employment or board relationship with the Company; or (ii) to the Company’s Knowledge, that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) to the Company’s knowledge, that would reasonably be expected to constitute, either individually or in the aggregate, a Company Material Adverse Effect.

(b)  The Company is not subject to any Legal Proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries.

(c)  The Company is not subject to any judgment, order or decree of any court or other Governmental Body, and the Company has not received any notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Company, threatened against or affecting any Equityholder in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement. The Company has provided to the Purchaser true, correct and complete copies of all pleadings, correspondence and other written materials to which the Company has access and that relate to any Legal Proceeding set forth on Section 2.13 of the Disclosure Schedule.

2.14  Environmental Matters. Except as set forth on Section 2.14 of the Disclosure Schedule, the Company is, and for the past three years has been, in compliance with all applicable Environmental Laws, which compliance includes the use by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held or used by the Company pursuant to Environmental Laws have been made available to the Purchaser.

2.15  Employee Matters.

(a)  The Company’s records materially reflect the employment or service histories of its employees, independent contractors, contingent workers and leased employees, including their hours of service. The employment of each of the employees is terminable at will. The Company has made available to the Purchaser true, correct and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, releases and other materials relating to the employment of the current and former employees of the Company.

(b)  To the Knowledge of the Company, the Company is, and has at all times been, in compliance with all applicable Laws and in particular, all Labor Laws applicable to its employees. To the Knowledge of the Company, the Company is not subject to or liable for any arrears of wages, penalties, fines, orders to pay, assessments, charges, damages or taxes for failure to comply with the Labor Laws and the Company is in compliance with all Laws (including all Labor Laws) and contracts relating to employment, employment practices, wages, hours, equal opportunity, affirmative action, harassment, occupational health and safety, disability, workers compensation, unemployment, insurance, benefits, taxes, bonuses and terms and conditions of employment.

(c)  The Company has not made any written or verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Company with respect to compensation, promotion, retention, termination, severance or any similar matter in connection with the transactions contemplated by this Agreement or otherwise.

(d)  All amounts due in relation to employees (whether arising under common law, statute, equity or otherwise) have been paid, including all remuneration, expenses, social insurance, pension contributions, liability to taxation, levies and other amounts (other than amounts owing with respect to the current salary or work period which are not yet due).

(e)  All amounts due in relation to any independent contractors or other non-employee service providers of the Company have been paid.

(f)  The Company is not a United States federal or state contractor.

2.16  Employee Benefit Plans. The Company has no Benefit Plans. “Benefit Plan” means each pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, director, officer or independent contractor of the Company or under which the Company has any actual or contingent liability.

2.17  Compliance With Laws; Governmental Authorizations.

(a)  The Company is, and has at all times been, in compliance with all applicable Laws, except where non-compliance could not reasonably be expected to result in a Company Material Adverse Effect.

(b)  The Governmental Authorizations held by the Company are valid and in full force and effect.

2.18  Insurance. The Company has provided to the Purchaser accurate and complete copies of all insurance policies and fidelity bonds maintained by the Company. During the past three (3) years, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Company has conducted its operations. No insurer has provided the Company with notice that coverage will be denied with respect to any claim submitted to such insurer by the Company.

2.19  Brokerage and Transaction Bonuses. Except as set forth on Section 2.19 of the Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Equityholder. There are no special bonuses or other similar compensation payable to any employee of the Company in connection with the transactions contemplated by this Agreement and the Equityholder Related Agreements.

2.20  Title to and Sufficiency of Assets.

(a)  The Company owns, and has good, valid, transferable and marketable title to, or a valid leasehold interest in (i) all properties and assets used by it, located on its premises, shown on the Unaudited Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Unaudited Balance Sheet and except for Permitted Liens); (ii) all of its rights under the Material Contracts; and (iii) all other material assets used by the Company or reflected in the books and records of the Company as being owned by the Company.

(b)  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company owns, has a valid leasehold interest in or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business as currently conducted.

2.21  Related Party Transactions. Except as set forth on Section 2.21 of the Disclosure Schedule, no Related Party has any direct or indirect interest in any asset used in or otherwise relating to the business of the Company.

Article III.

REPRESENTATIONS AND WARRANTIES OF EACh Equityholder

Except as set forth on the Disclosure Schedule, each Equityholder hereby represents and warrants to the Purchaser, severally and not jointly, as of the date of this Agreement and as of the Closing Date, as set forth below.

3.1  Authority, No Conflict; Required Filings and Consents.

(a)  The Equityholder has full power and authority to do and perform all acts and things to be done by such Equityholder under this Agreement and any Equityholder Related Agreement to which such Equityholder is a party. The Equityholder has all requisite power and authority to enter into this Agreement and any Equityholder Related Agreement to which such Equityholder is a party, perform his obligations under this Agreement and any Equityholder Related Agreement to which such Equityholder is a party and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Equityholder and constitutes the legal, valid and binding obligation of the Equityholder, enforceable against the Equityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(b)  Neither the execution, delivery or performance by the Equityholder of this Agreement or any Equityholder Related Agreements, nor the consummation of the transactions contemplated by this Agreement or any Equityholder Related Agreements, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Equityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, instrument or obligation to which the Equityholder is a party or by which he or any of his properties or assets may be bound; (ii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or any Equityholder Related Agreement or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Equityholder is subject; or (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Equityholder or that otherwise relates to the business of the Equityholder or to any of the assets owned, used or controlled by the Equityholder.

3.2  Ownership; Title to Company Interests.

(a)  The Equityholder is the legal and full owner of the Company Interests shown as owned by the Equityholder on Section 3.2 of the Disclosure Schedule, and the Equityholder has sole voting and dispositive power over such Company Interests. The Equityholder has, and immediately prior to the Closing, will have, good and valid title to the Company Interests to be sold by the Equityholder pursuant to this Agreement, free and clear of all Liens.

(b)  Upon receipt by the Equityholders of the Closing Consideration in accordance with the terms of this Agreement, the Purchaser will receive good and valid title to the Company Interests, free and clear of all Liens.

(c)  There are no options, calls, rights, commitments or agreements of any character to which the Equityholder is a party or by which the Equityholder is bound obligating the Equityholder to exchange, transfer, deliver or sell, or cause to be exchanged, transferred, delivered or sold, the Company Interests of the Company owned by the Equityholder or any security or rights convertible into or exchangeable or exercisable for any such Company Interests. The Equityholder is not a party to or bound by any agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any of the Company Interests or other equity interests of the Company owned by the Equityholder.

3.3  Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Equityholder, threatened that relate to such Equityholder’s ownership of any the Company Interests, or any option or other right of such Equityholder to any interests of the Company, or any right of such Equityholder to receive consideration as a result of this Agreement, and there is no reasonable basis for any of the foregoing. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Equityholder, threatened against or affecting the Equityholder in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement.

3.4  Brokerage and Transaction Bonuses. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Equityholder. There are no special bonuses or other similar compensation payable to any employee of the Equityholder in connection with the transactions contemplated by this Agreement and the Equityholder Related Agreements. The Equityholder shall pay, and hold the Company, the Purchaser and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim, brokerage commission, finders’ fee or special bonus or other similar compensation.

Article IV.

additional REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS

Except as set forth on the Disclosure Schedule, each Equityholder hereby represents and warrants to the Purchaser, severally and not jointly, as of the date of this Agreement and as of the Closing Date, as set forth below.

4.1  Restricted Securities. The Equityholder understands that the Closing Shares have not been, and except as otherwise set forth in this Agreement, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Equityholder’s representations as expressed herein. The Equityholder understands that the Closing Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws and except as otherwise set forth in this Agreement, the Equityholder must hold the Closing Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Equityholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Closing Shares, and on requirements relating to the Purchaser which are outside of the Equityholder’s control.

4.2  Accredited Investor; Non-U.S. Person. The Equityholder is either: (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) not a U.S. Person as defined in Regulation S promulgated under the Securities Act.

4.3  No Bad Actor Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to (i) such Equityholder or (ii) any of such Equityholder’s Rule 506(d) Related Parties (as defined below). Such Equityholder hereby agrees that such Equityholder shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Equityholder or any of such Equityholder’s Rule 506(d) Related Parties. “Rule 506(d) Related Party” shall mean (a) a person or entity that controls such Equityholder, or (b) a person or entity that, directly or indirectly, has or shares, or is deemed to have or share, voting or dispositive power with respect to securities owned by such Equityholder.

4.4  Investment Experience. The Equityholder represents that the Equityholder is a sophisticated investor experienced in evaluating and investing in private placement transactions of securities of companies in similar stage of development as the Purchaser and acknowledges that the Equityholder can bear the economic risk of the Equityholder’s investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that the Equityholder is capable of evaluating the merits and risks of the investment in the Closing Shares.

4.5  No General Solicitation. Neither the Equityholder, nor any of his officers, managers, employees, agents, members or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation; or (b) received or reviewed any advertisement in connection with the offer and sale of the Closing Shares.

4.6  Residence. The Equityholder resides in the state or province identified in the address of the Equityholder set forth on the signature page hereto.

4.7  Legends. The Equityholder understands that the Closing Shares acquired hereunder and any securities issued in respect of or exchange therefor may bear any one or more of the following legends: (a) any legend required by the securities laws of any state to the extent such laws are applicable to the Closing Shares represented by the certificate so legended; and (b) customary legends to the effect that the Closing Shares has not been registered under the Securities Act and that the transfer thereof may be accordingly restricted; provided, however, that such legends shall be removed by the Purchaser from any certificate or book-entry security entitlement evidencing the Closing Shares upon delivery by a Equityholder to the Purchaser of a written request to that effect if at the time of such written request a registration statement under the Securities Act is at that time in effect with respect to the legended security and such Equityholder is not an affiliate of the Purchaser.

4.8  Investment Purpose. The Equityholder is acquiring the Closing Shares pursuant to this Agreement for the Equityholder’s own account for investment purposes only and with no present intention of distributing any Closing Shares, and no arrangement or understanding exists with any other persons regarding the distribution of Closing Shares.

Article V.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company and each of the Equityholders, as of the date of this Agreement and as of the Closing Date, as set forth below.

5.1  Organization and Good Standing.

(a)  The Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite and necessary power and authority to own, lease, use and operate its properties and assets, to carry on and conduct its business as now being conducted and as proposed to be conducted by the Purchaser as of the Closing Date and to perform its obligations under all Purchaser Material Contracts, and is duly qualified or registered to do business and is in good standing as a foreign corporation (or equivalent status in the relevant jurisdiction) in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable. The Purchaser has full corporate power and authority to do and perform all acts and things to be done by it under this Agreement.

(b)  The Purchaser has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than the corporate name currently registered in the State of Delaware.

(c)  The Purchaser has provided to the Equityholders accurate and complete copies of: (i) the amended and restated certificate of incorporation, amended and restated bylaws and other Organizational Documents of the Purchaser, as in effect on the date of this Agreement, and such copies reflect all amendments made thereto at any time prior to the date of this Agreement and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Purchaser, the board of directors of the Purchaser and all committees of the board of directors of the Purchaser (clauses (i) and (ii), collectively, the “Purchaser Constituent Documents”). There have been no formal meetings or other proceedings of the stockholders of the Purchaser, the board of directors of the Purchaser or any committee of the board of directors of the Purchaser that are not fully reflected in the Purchaser Constituent Documents. There has not been any violation of or default under the Purchaser Constituent Documents, and the Purchaser has not taken any action that is inconsistent with the Purchaser Constituent Documents. The books and records of the Purchaser are up to date, true, correct and complete in all material respects. All the records of the Purchaser have been maintained in accordance with applicable Laws and are in the actual possession and direct control of the Purchaser.

5.2 Capitalization.

(a)  All of the outstanding shares of Purchaser Common Stock (the “Outstanding Shares”) have been duly authorized and are validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with (i) all applicable Laws; and (ii) all requirements set forth in the Purchaser Constituent Documents and applicable Contracts. None of the shares of Purchaser Common Stock were issued in violation of any preemptive rights or other similar rights of any Person.

(b)  Except as set forth on Section 5.2(b) of the Purchaser Disclosure Schedule, as of the date of this Agreement other than the Outstanding Shares there are, and as of the Closing Date other than the Outstanding Shares there will be, (i) no other equity, voting or other securities of the Purchaser, authorized, issued or outstanding, (ii) no option, warrant, call, preemptive right, right of first offer, subscription or other right, agreement, arrangement, understanding or commitment of any character relating to the issued or unissued Purchaser Common Stock, obligating the Purchaser to issue, transfer or sell or cause to be issued, transferred or sold, any Purchaser Common Stock or other security of the Purchaser, including any profits interest, or obligating the Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, commitment, arrangement or agreement, and (iii) no outstanding contractual obligation of the Purchaser to repurchase, redeem or otherwise acquire any Purchaser Common Stock or other security of the Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. No bonds, debentures, notes or other instruments or evidence of Indebtedness having the right to vote (or are convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the holders of voting securities of the Purchaser may vote are issued or outstanding.

(c)  None of the issued Purchaser Common Stock are subject to a repurchase or redemption right or right of first refusal in favor of the Purchaser or any other party, except as required by applicable law.

(d)  The Purchaser is not a party to or bound by any, and there are no agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any Purchaser Common Stock.

(e)  The Purchaser is not under any obligation, or bound by any Contract pursuant to which it may become obligated (i) to repurchase, redeem or otherwise acquire any of the Purchaser Common Stock; or (ii) make any investment (in the form of a loan or capital contribution) in any other Entity.

5.3  Subsidiaries. Except as set forth on Section 5.3 of the Purchaser Disclosure Schedule, the Purchaser has no Subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any other Entity. Except as set forth on Section 5.3 of the Purchaser Disclosure Schedule, The Purchaser has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Purchaser has not guaranteed any obligations of any other Entity other than in the ordinary course of business. Neither the Purchaser nor any of its stockholders has ever approved or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of the business or affairs of the Purchaser.

5.4 Authority; No Conflict; Required Filings and Consents.

(a)  The Purchaser has all requisite corporate power and authority to enter into this Agreement and any Purchaser Related Agreement to which it is a party, perform its obligations under this Agreement and any Purchaser Related Agreement to which it is a party and to consummate the transactions contemplated by this Agreement and any Purchaser Related Agreement to which it is a party.

(b)  The execution, delivery and performance of this Agreement and any Purchaser Related Agreement to which the Purchaser is a party and the consummation of the transactions contemplated by this Agreement and any Purchaser Related Agreement to which it is a party by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser, no other Purchaser action or proceeding on the part of the Purchaser is necessary to authorize the execution, delivery or performance of this Agreement, any Purchaser Related Agreement or the consummation of the transactions contemplated by this Agreement or any Purchaser Related Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(c)  Neither the execution, delivery or performance by the Purchaser of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, any of the Organizational Documents of the Purchaser; (ii) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, instrument or obligation to which the Purchaser is a party or by which it or any of its properties or assets may be bound; (iii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Purchaser is subject; or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Purchaser or that otherwise relates to the business of the Purchaser or to any of the assets owned, used or controlled by the Purchaser.

(d)  Except as set forth on Section 5.4(d) of the Purchaser Disclosure Schedule, no Governmental Authorization, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to the Purchaser: (i) in connection with the execution and delivery of this Agreement or any Purchaser Related Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement or any Purchaser Related Agreement; or (ii) necessary for the Purchaser to operate its business immediately after the Closing in the same manner as operated immediately prior to the Closing after giving effect to the consummation of the transactions contemplated by this Agreement and any Purchaser Related Agreement.

5.5 SEC Filings; Financial Statements; Books and Records.

(a)  Since January 1, 2024, the Purchaser has filed with the SEC all required reports and filings (the “Purchaser SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Purchaser SEC Documents, the Purchaser is in compliance, in all material respects, with the applicable listing rules of The Nasdaq Stock Market (“Nasdaq”).

(b)  The consolidated financial statements contained in the Purchaser SEC Documents (the “Purchaser Financial Statements”) : (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of the Purchaser as of the respective dates thereof and the consolidated results of operations of the Purchaser for the periods covered thereby.

(c)  The Purchaser Financial Statements: (i) are true, correct and complete in all material respects and have been prepared in conformity with the books and records of the Purchaser, which, in turn, are true, correct and complete in all material respects, and (ii) fairly present the financial position of the Purchaser as of such dates and the results of operations, and cash flow of the Purchaser for the periods then ended. No financial statement of any Person (other than the Purchaser) is required to be included in the Purchaser Financial Statements.

(d)  The Purchaser Financial Statements were prepared from the books, records and accounts of the Purchaser, which books, records and accounts have been maintained in accordance with all applicable Laws and (i) reflect all items of income and expense and all assets and liabilities required to be reflected in the Purchaser Financial Statements in accordance with GAAP, and (ii) are true, correct and complete in all material respects. The Purchaser maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls designed to provide assurance that (A) transactions are executed in accordance with management’s authorization; (B) access to the Purchaser’s assets is permitted only in accordance with management’s authorization; (C) the reporting of Purchaser’s assets is compared with existing assets at regular intervals; and (D) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Purchaser has delivered to the Equityholders copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls, as applicable. The Purchaser has established a system of internal accounting controls appropriate for companies of its size in the industry in which the busine ss operates and that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of accurate financial statements, and to maintain asset accountability. There has not been any fraud or willful misconduct by or involving any of the management or employees of the Purchaser who have a role in the preparation of financial statements (including the Purchaser Financial Statements) or the internal accounting controls used by the Purchaser, nor, has any Person made any claim or allegation regarding any of the foregoing. The Purchaser has not established or maintained any secret or unrecorded funds or accounts.

5.6 No Undisclosed Liabilities; Indebtedness.

(a)  Except as set forth on Section 5.6(c) of the Purchaser Disclosure Schedule, the Purchaser has no obligations or liabilities (whether or not absolute, accrued, contingent, determined, determinable, unliquidated or otherwise, whether known or unknown, whether due or to become due, whether or not required to be reflected in financial statements in accordance with GAAP and regardless of when or by whom asserted).

(b)  The Purchaser has not entered into any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments.

5.7  No Purchaser Material Adverse Effect. Since December 31, 2022, the Purchaser has conducted its business only in the ordinary course of business consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to result in, a Purchaser Material Adverse Effect, or (b) any event, occurrence, development or state of circumstances or facts that has, or could reasonably be expected to have, the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

5.8 Absence of Certain Changes or Events.

Except as set forth on Section 5.8 of the Purchaser Disclosure Schedule, since December 31, 2022, the Purchaser has not:

(a)  issued (i) any notes, bonds or other debt instruments, (ii) any Purchaser Common Stock or rights convertible into or exchangeable or exercisable for any Purchaser Common Stock;

(b)  issued any options;

(c)  borrowed any amount or incurred or become subject to any liabilities;

(d)  discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past practice;

(e)  declared, accrued, set aside or made any payment or distribution of cash or other property to any of its stockholders or its other Affiliates with respect to such stockholders’ Purchaser Common Stock or otherwise, or purchased, redeemed or otherwise acquired any of its Purchaser Common Stock (including any options or other rights to acquire its Purchaser Common Stock);

(f)  mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

(g)  (i) acquired, leased or licensed any material right or other asset from any Person; (ii) sold, assigned, transferred, leased or licensed to any Person, or otherwise encumbered, any of its assets, except in each case, in the ordinary course of business consistent with past practice; or (iii) canceled any debts or claims;

(h)  sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any Confidential Information to any Person (other than to the Purchaser and its Affiliates and other than disclosures made in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

(i)  (1) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (2) increased, or accelerated the payment of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements; (3) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee; (4) established, adopted or amended (except as required by applicable Laws) any Employee Plan or any collective bargaining, works council, share option, restricted shares, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan, agreement or arrangement covering any employees, officers, consultants or directors of the Purchaser; or (5) increased, or accelerated the payment of, the compensation, bonus or other benefits payable to any employees, officers, consultants or directors of the Purchaser other than in the case of this clause (5) in accordance with the Purchaser’s ordinary course of business and consistent with past practice;

(j)  suffered any extraordinary losses or waived any rights of value (whether or not in the ordinary course of business or consistent with past practice) in excess of $25,000 in the aggregate;

(k)  made capital expenditures or commitments therefor that exceed $25,000 individually or $50,000 in the aggregate;

(l)  delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other material liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

(m)  made any loans or advances to, guaranties for the benefit of, or any investments in, any Person;

(n)  suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

(o)  made or changed any Tax election, changed any annual tax accounting period, changed or adopted any method of tax accounting, filed any amended Tax Returns or claims for Tax refunds, entered into any closing agreement, settled any Tax claim, audit or assessment, consented to any extension or waiver of the limitation period applicable to any claim or assessment of Taxes, or surrendered any right to claim a Tax refund, offset or other reduction;

(p)  threatened, commenced or settled any Legal Proceeding;

(q)  made any investment in or taken any steps to incorporate or form any Subsidiary or to acquire any equity interest or other interest in any other Entity;

(r)  amended any of its Organizational Documents or effected or been a party to any Acquisition Transaction, recapitalization or similar transaction;

(s)  entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business, from competing with any Person in any line of business that is material to the Purchaser or otherwise restricting the conduct of its business anywhere in the world;

(t)  entered into, amended or terminated any material Contract;

(u)  received notice, whether written or oral, from any party to a Purchaser Contract of such party’s intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Purchaser;

(v)  entered into any transaction with any of its Affiliates;

(w)  entered into any other material transaction (other than the entry into this Agreement and any Purchaser Related Agreement and the agreements and transactions contemplated by this Agreement and any Purchaser Related Agreement), whether or not in the ordinary course of business consistent with past practice, or materially changed any business practice; or

(x)  agreed, whether orally or in writing, to do any of the foregoing.

5.9 Taxes.

(a)  All Tax Returns required to have been filed by or on behalf of, or with respect to the assets of, the Purchaser through the date of this Agreement have been timely filed in accordance with all applicable Laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. The Purchaser has provided to the Equityholders true, correct and complete copies of all Tax Returns.

(b)  Section 5.9(b) of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which the Purchaser is required to file Tax Returns. No claim has ever been made by a Governmental Body in a jurisdiction where the Purchaser does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(c)  All Taxes, estimated Taxes, deposits and other payments due and owing by or on behalf of the Purchaser (whether or not shown on any Tax Return) have been or will be timely paid in full through the date of this Agreement and through the Closing Date.

(d)  The amounts so paid shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for Taxes of the Purchaser in any jurisdiction through the Closing Date, including Taxes upon income earned through the Closing Date.

(e)  The Purchaser has withheld all amounts of Taxes required to be withheld from its employees, agents, contractors, creditors, shareholders and third parties and timely remitted such amounts to the proper Governmental Body and filed all federal, state, local and foreign Tax Returns and reports with respect to employee income Tax withholding, social security, unemployment, and other similar Taxes, all in compliance with the withholding provisions of all applicable Laws.

(f)  The Purchaser has collected all material sales, value-added and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Body (or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations).

(g)  No claims have been asserted and no proposals or deficiencies for any Taxes of the Purchaser are being asserted, proposed or, to the Knowledge of the Purchaser, threatened, and no Legal Proceeding, audit, examination or investigation of any Tax Return of the Purchaser is currently underway, pending or, to the Knowledge of the Purchaser, threatened. There have been no examinations or audits of any Tax Return of the Purchaser. The Purchaser has provided to the Equityholders true, correct and complete copies of all audit reports, correspondence with Tax authorities and similar documents (to which the Purchaser has access) relating to the Tax Returns of the Purchaser.

(h)  All Tax deficiencies asserted by a Governmental Body against the Purchaser have been paid in full or finally settled, and no indication of a Tax increase or other issue has been raised in any such examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency for any other period not so examined.

(i)  There are no outstanding waivers or agreements between any Governmental Body and the Purchaser for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Purchaser or any other matter pending between the Purchaser and any Governmental Body.

(j)  There are no Liens for Taxes with respect to the Purchaser or the assets or properties of the Purchaser, nor is there any Lien that is pending or, to the Knowledge of the Purchaser, threatened.

(k)  The Purchaser is not a party to or bound by any Tax allocation, Tax indemnification or Tax sharing agreement.

(l)  The Purchaser has never filed or had any obligation to file, and does not have any obligation to file, any Tax Return based on income or otherwise, in each case in any jurisdiction other than the U.S. or Florida.

(m)  The Purchaser has not adopted any resolution or entered into any transaction that might be rejected on the grounds of Tax evasion or that could be questioned under general anti-abuse rules.

(n)  The Purchaser has not used accounting methods involving deferred payment of Taxes or any alternative accounting methods that postpone or defer Taxes to a period ending on or after the Closing Date.

(o)  No Tax allowance, deduction, subsidy, reduction or Tax exemption granted to the Purchaser may be revoked, cancelled or removed.

(p)  Any deferred tax assets contained in the Financial Statements and Tax Returns of the Purchaser are true, correct and complete in all material aspects.

(q)  The Purchaser has not, directly or indirectly, transferred property to or supplied services to or acquired property or services from a Person with whom it was not dealing at arm’s length on terms that materially differ from those that would have been made between Persons dealing at arm’s length.

(r)  The Purchaser has all supporting documents relating to Taxes.

5.10  Real Property.

(a)  Except as set forth on Section 5.10(a) of the Purchaser Disclosure Schedule, the Purchaser does not own, and has never owned, any real property, and the Purchaser is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)  Except as set forth on Section 5.10(b) of the Purchaser Disclosure Schedule, the Purchaser does not have, lease or use any Leased Real Property.

5.11 Personal Property.

(a)  All items of equipment and other tangible personal property and assets owned by or leased to the Purchaser: (i) are reasonably adequate for the uses to which they are being put; (ii) are structurally sound, free of defects and deficiencies and in good operating condition, maintenance and repair, subject to ordinary wear and tear; (iii) comply in all material respects with, and are being operated and otherwise used in material compliance with, all applicable Laws; (iv) were acquired and are usable in the ordinary course of business consistent with past practice; and (v) are adequate for the conduct of the business of the Purchaser in the manner in which such business is being conducted and as proposed to be conducted by the Purchaser as of the Closing Date, in each case in all material respects. All of the tangible personal property and assets of the Purchaser are located at the Leased Real Property and are free and clear of all Liens.

(b)  Section 5.11(b) of the Purchaser Disclosure Schedule sets forth all the equipment used or owned by the Purchaser or other tangible personal property or asset that is necessary to the operation of the Purchaser’s business.

5.12 Intellectual Property.

(a)  Section 5.12(a) of the Purchaser Disclosure Schedule sets forth all Purchaser Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration was issued, date of filing or issuance, status, and names of all current applicant(s) and registered owners(s), as applicable. All assignments of Purchaser Intellectual Property to the Purchaser, or in the case of Purchaser Licensed Intellectual Property, to the licensor, have been properly executed and recorded. Except as set forth on Section 5.12(a) of the Purchaser Disclosure Schedule, all issued Purchaser Intellectual Property is valid and enforceable, and all issuance, renewal, maintenance and other payments and fees that are or have become due with respect thereto have been timely paid by or on behalf of the Purchaser, or in the case of Purchaser Licensed Intellectual Property, the licensor. Except as set forth on Section 5.12(a) of the Purchaser Disclosure Schedule, no application for a patent, copyright or trademark registration or any other type of Purchaser Intellectual Property filed by or on behalf of the Purchaser, or in the case of Purchaser Licensed Intellectual Property, the licensor, has been abandoned, allowed to lapse or rejected, and there is no basis for a claim that any Intellectual Property Rights embodied in any Purchaser Intellectual Property is invalid or unenforceable.

(b)  There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced or, to the Knowledge of the Purchaser, threatened, and there is no fact that is reasonably likely to result in an inventorship challenge, opposition or nullity proceeding or interference, with respect to any Patent Rights included in the Purchaser Registrations. The Purchaser has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent, utility model, industrial design, trademark and tradename applications filed by or on behalf of the Purchaser and has made no misrepresentation in such applications.

(c)  The Purchaser exclusively owns all right, title and interest in and to the Purchaser Owned Intellectual Property (including but not limited to the rights of reproduction, distribution, public communication and transformation), free and clear of any Liens other than Permitted Liens. The Purchaser Intellectual Property constitutes all Intellectual Property Rights pertaining or relating to the Purchaser’s business that are used in or necessary to the conduct of the Purchaser’s business as now conducted and as contemplated to be conducted by the Purchaser after the Closing Date, free and clear of any Liens other than Permitted Liens. The Purchaser holds a valid and enforceable license or sublicense to use all Intellectual Property licensed or sublicensed or purported to be licensed or sublicensed by the Purchaser. Section 5.12(c) of the Purchaser Disclosure Schedule contains a list of all licensed or sublicensed Intellectual Property that is necessary to the conduct of the Purchaser’s business and whether such licenses are exclusive, non-exclusive, perpetual, limited, or worldwide.

(d)  The Purchaser has taken all commercially reasonable steps necessary to maintain and protect the proprietary nature of each item of Purchaser Intellectual Property, and to maintain in confidence all trade secrets and Confidential Information comprising a part thereof. No complaint or other communication relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Purchaser, threatened against the Purchaser. To the Knowledge of the Purchaser, there has been no: (i) unauthorized disclosure of any third-party proprietary or Confidential Information in the possession, custody or control of the Purchaser; or (ii) breach of the Purchaser’s security procedures wherein Confidential Information has been disclosed to a third Person.

(e)  To the Knowledge of the Purchaser, no product, product candidate or service marketed or sold (or proposed to be marketed or sold) by the Purchaser or conduct of the business of the Purchaser, as it is currently conducted and as it is contemplated to be conducted by the Purchaser after the Closing Date, infringes, violates or constitutes a misappropriation, or will infringe, violate or constitute a misappropriation, of any Intellectual Property Rights of any third-party. The Purchaser has not received any complaint, claim, challenge or notice (i) alleging any such infringement, violation or misappropriation, or that, by conducting its business, the Purchaser would infringe, violate or misappropriate any Intellectual Property Rights of any other Person; or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, legality, validity or enforceability of any Purchaser Intellectual Property. The Purchaser has not received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, Intellectual Property Rights of any other person.

(f)  To the Knowledge of the Purchaser, no Person (including any current or former employee or consultant of the Purchaser) has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any of the Purchaser Intellectual Property and, to the Knowledge of the Purchaser, there are no facts or circumstances that could reasonably be expected to result in any of the foregoing or of any current or anticipated claims against a third Person relating to the foregoing.

(g)  Section 5.12(g) of the Purchaser Disclosure Schedule sets forth each license, covenant or other agreement pursuant to which the Purchaser has (x) assigned or transferred to any Person, or (y) licensed or otherwise granted any right to any Person, or covenanted not to assert any right, in each such instance of (x) or (y), with respect to any Purchaser Intellectual Property. The Purchaser has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property Rights with respect to any third-party Intellectual Property Rights. The Purchaser is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property Rights to any Person, and, except as set forth on Section 5.12(g) of the Purchaser Disclosure Schedule, none of the Purchaser Owned Intellectual Property was developed in whole or in part using any governmental funding or using any funding, facilities, or resources of any university or research institution.

(h)  Section 5.12(h) of the Purchaser Disclosure Schedule sets forth (i) each item of Purchaser Licensed Intellectual Property and the license or agreement pursuant to which the Purchaser has rights thereto (excluding currently-available, off the shelf software programs that are licensed by the Purchaser pursuant to “shrink wrap” licenses, the total fees associated with which are less than $10,000), and (ii) each agreement, assignment or other instrument pursuant to which the Purchaser has obtained any joint or sole ownership interest in or to each item of Purchaser Owned Intellectual Property.

(i)  The Purchaser is not subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation (i) restricting in any manner the use, transfer or licensing by the Purchaser of any of the Purchaser Intellectual Property; or (ii) that may affect the validity, use or enforceability of the Purchaser Intellectual Property or any product, product candidate or service of the Purchaser related thereto.

(j)  Each current and former employee of the Purchaser and each current and former independent contractor of or consultant to the Purchaser has executed a valid and binding written agreement, substantially in the form or forms provided to the Equityholders (each, an “Purchaser Assignment Agreement”), expressly assigning to the Purchaser all right, title and interest in any inventions and works of authorship generated on behalf of the Purchaser and/or pertaining to the Purchaser’s business, whether or not patentable, invented, created, developed, conceived and/or reduced to practice by the employee, independent contractor or consultant for the Purchaser, and all Intellectual Property Rights therein (including but not limited to the rights of reproduction, distribution, public communication and transformation), and has waived all moral rights therein to the extent legally permissible. All Purchaser Owned Intellectual Property was developed by (i) an employee of the Purchaser working within the scope of his or her employment at the time of such development; or (ii) agents, consultants, contractors, or other Persons who have executed appropriate Purchaser Assignment Agreements. To the extent that any Purchaser Intellectual Property has been developed or created by a third party for the Purchaser, the Purchaser has a written agreement with such third party with respect thereto and the Purchaser thereby either (A) has obtained ownership of and is the exclusive owner of; or (B) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted by the Purchaser after the Closing Date) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment. The Purchaser has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

(k)  The execution and delivery of this Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement and any Purchaser Related Agreement and the Purchaser continuing to operate its business immediately after the Closing in the same manner as operated immediately prior to the Closing after giving effect to the consummation of the transactions contemplated by this Agreement and any Purchaser Related Agreement will not result in the breach of, or create on behalf of any third-party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Purchaser Intellectual Property; or (ii) any license, sublicense and other agreement to which the Purchaser is a party and pursuant to which the Purchaser is authorized to use any third-party Intellectual Property Rights that are used in the business of the Purchaser, as it is currently conducted and as it is contemplated to be conducted by the Purchaser after the Closing Date.

(l)  To the Knowledge of the Purchaser, no current or former director, officer, employee, independent contractor, or consultant of the Purchaser (i) is in violation of any provision or covenant of any employment agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other Contract with any other Person by virtue of such director’s, officer’s, employee’s, independent contractor’s, or consultant’s being employed by, performing services for or serving on the board of directors of the Purchaser; (ii) is using or has used any trade secrets or Confidential Information of any third Person in connection with performing any services for the Purchaser or the development or creation of any Purchaser Intellectual Property without the permission of the Purchaser and such third Person; or (iii) has developed or created any Purchaser Intellectual Property that is subject to any agreement under which such director, officer, employee, independent contractor, or consultant has assigned or otherwise granted any third party any rights in or to such Purchaser Intellectual Property. To the Knowledge of the Purchaser, no director, agent, employee, independent contractor, or consultant of the Purchaser is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect his or her ability to assign to the Purchaser rights to any invention, improvement, discovery or information relating to Purchaser Intellectual Property or affecting the Purchaser’s ability to Exploit any Purchaser Intellectual Property. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Purchaser Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Purchaser Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Purchaser’s rights in the Purchaser Intellectual Property.

(m)  All licenses for the use of the Intellectual Property Rights are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Purchaser has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of material breach of any Intellectual Property Rights license, and to the Knowledge of the Purchaser there has been no material breach or anticipated material breach by any other person to any Intellectual Property license to which the Purchaser is a party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Purchaser’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

5.13 Agreements.

(a)  Except as set forth on Section 5.13 of the Purchaser Disclosure Schedule, the Purchaser is not a party to or bound by any written or oral:

(i)  pension, profit sharing, bonus or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other Contract with any labor union, or severance agreements, programs, policies or arrangements;

(ii)  Contract for the employment of, or receipt of services from, any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors, managers or Affiliates;

(iii)  Contract providing for indemnification of any officer, director, employee or agent or indemnification with respect to infringement of proprietary rights;

(iv)  Contract under which the Purchaser has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

(v)  agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing or creating of a Lien on any asset or group of assets of the Purchaser;

(vi)  guaranty, pledge, performance or completion bond, surety or similar agreement or arrangement;

(vii)  Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(viii)  lease or agreement under which the Purchaser is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

(ix)  lease or agreement under which the Purchaser is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Purchaser;

(x)  Contract or group of related Contracts with the same party or group of affiliated parties, the performance of which involves consideration in the aggregate in excess of $50,000;

(xi)  (1) assignment, (2) license, or (3) indemnification (other than agreements including indemnification obligations incidental to the subject matter of such agreement), in each of (1) – (3), with respect to any intangible property (including any Intellectual Property Rights);

(xii)  Contract relating to the (1) acquisition, (2) transfer, (3) licensing or use, or (4) development, in each of (1) – (4), of any technology or any Intellectual Property Rights, except for licenses to use shrink-wrap or off-the-shelf software with a cost to the Purchaser of less than $10,000 per user or per copy, as applicable;

(xiii)  Contract relating to the purchase or sale of any product, product candidate or other asset by or to, or the performance of any services by or for, any Related Party;

(xiv)  Contract under which it has granted any Person any registration rights (including demand or piggyback registration rights);

(xv)  sales, distribution, supply or franchise agreement or other agreement involving an agency relationship;

(xvi)  advertising, vendor rebate or product purchase or sale discount agreement;

(xvii)  Contract for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Purchaser of an amount in excess of $25,000;

(xviii)  Contract constituting or relating to a Government Contract or Government Bid;

(xix)  Contract providing for an “earn out”, “performance guarantee” or other similar contingent payments by or to the Purchaser;

(xx)  Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xxi)  Contract granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Purchaser;

(xxii)  Contract for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment, except for Contracts relating to the use of shrink-wrap or off-the-shelf software with a cost to the Purchaser of less than $10,000 per user or per copy, as applicable;

(xxiii)  Contract that grants rights to manufacture, produce, assemble, license, market or sell its products to any Person that limit the Purchaser’s exclusive right to develop, manufacture, assemble, distribute, market or sell products;

(xxiv)  outstanding power of attorney empowering any Person to act on behalf of the Purchaser;

(xxv)  any tax-sharing Contracts;

(xxvi)  Contract that was entered into outside the ordinary course of business or was inconsistent with the Purchaser’s past practices;

(xxvii)  agreement with a term of more than sixty (60) days which is not terminable by the Purchaser upon less than thirty (30) days’ notice without penalty and involves a consideration in excess of $50,000 annually;

(xxviii)  Contract regarding voting, transfer, issuance or other arrangements related to the Purchaser’s membership interests, options or other rights to acquire, or that relates to, the Purchaser’s membership interests; or

(xxix)  Contract that (A) limits the ability of the Purchaser, or to the Knowledge of the Purchaser any of its officers or employees, to compete in any line of business or with any Person or in any geographic area or during any period of time; (B) contains any so called “most favored nation” provisions or any similar provision requiring the Purchaser to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties; or (C) provides for “exclusivity,” preferred treatment or any similar requirement or under which the Purchaser is restricted, or which after the Closing would restrict the Purchaser or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development.

(b)  All of the Contracts, leases, agreements and instruments set forth or required to be set forth on Section 5.13(a) of the Purchaser Disclosure Schedule (the “Purchaser Material Contracts”) are in full force and effect and are valid, binding and enforceable in accordance with their respective terms and will be in full force and effect, valid, binding and enforceable on identical terms without penalty in accordance with their terms upon consummation of the transactions contemplated by this Agreement. Except as set forth on Section 5.13(b) of the Purchaser Disclosure Schedule: (i) the Purchaser has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Purchaser Material Contract; (ii) no event has occurred which (with or without the passage of time or the giving of notice or both) would, or could reasonably be expected to, (A) result in a default, breach or event of noncompliance by the Purchaser under any Purchaser Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Purchaser Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Purchaser Material Contract; or (D) give any Person the right to cancel, terminate or modify any Purchaser Material Contract; (iii) the Purchaser has no present expectation or intention of not fully performing all such obligations; and (iv) to the Knowledge of the Purchaser, there is no breach or anticipated breach by the other parties to any Purchaser Material Contract. The consummation of the transactions contemplated by this Agreement and the Purchaser Related Agreements shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Purchaser or the Purchaser or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Purchaser Material Contract.

(c)  The Purchaser has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Purchaser Material Contract or that any third party is or intends to terminate any Purchaser Material Contract;

(d)  The Purchaser has not waived any of its rights under any Purchaser Material Contract;

(e)  The Purchaser is not a party to any Contract, agreement or commitment the performance of which could reasonably be expected to have a Purchaser Material Adverse Effect.

(f)  There is no term, obligation, understanding or agreement that would modify any term of a written Purchaser Material Contract or any right or obligation of a party thereunder which is not reflected on the face of such Purchaser Material Contract.

(g)  No Person is renegotiating, or has a right pursuant to the terms of any Purchaser Material Contract to renegotiate, any amount paid or payable to the Purchaser under any Purchaser Material Contract or any other material term or provision of any Purchaser Material Contract. The Purchaser is not a party to any Contract that obligates the Purchaser to provide products or services below the Purchaser’s cost of such product or service.

(h)  The Purchaser has provided to the Equityholders a true, correct and complete copy of each of the written Purchaser Material Contracts and a written summary description of each of the oral Purchaser Material Contracts, together with all amendments, waivers or other changes thereto.

(i)  There are no consents or waivers of any third persons or Governmental Bodies in order for the Purchaser to maintain the benefit of any Purchaser Material Contracts after the execution of this Agreement and the Closing of the contemplated transactions.

5.14  Litigation.

(a)  Except as provided under Section 5.14 of the Purchaser Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of the Purchaser, threatened (i) against or affecting the Purchaser or any of the assets owned, used or controlled by the Purchaser or any Person whose liability the Purchaser has retained or assumed, either contractually or by operation of law (or pending or, to the Knowledge of the Purchaser, threatened against or affecting any of the officers, directors, managers or employees of the Purchaser with respect to its business or proposed business activities), or pending or threatened by the Purchaser against any Person, at law or in equity, or before or by any Governmental Body (including any Legal Proceedings with respect to the transactions contemplated by this Agreement), or (ii) that relate to the ownership of share capital of the Purchaser, or any option or other right to the share capital of the Purchaser, or any right to receive consideration as a result of this Agreement. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Purchaser’s Knowledge, currently threatened in writing (i) against the Purchaser or any officer, director or employee of the Purchaser arising out of their employment or board relationship with the Purchaser; or (ii) to the Purchaser’s Knowledge, that questions the validity of this Agreement or the right of the Purchaser to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) to the Purchaser’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business of the Purchaser.

(b)  The Purchaser is not subject to any Legal Proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries.

(c)  The Purchaser is fully insured with respect to each of the matters set forth on Section 5.14 of the Purchaser Disclosure Schedule. The Purchaser is not subject to any judgment, order or decree of any court or other Governmental Body, and the Purchaser has not received any notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. The Purchaser has provided to the Equityholders true, correct and complete copies of all pleadings, correspondence and other written materials to which the Purchaser has access and that relate to any Legal Proceeding set forth on Section 5.14 of the Purchaser Disclosure Schedule.

5.15 Environmental Matters.

(a)  Other than as stated under this section, the Purchaser is, and for the past three years has been, in compliance with all applicable Environmental Laws, which compliance includes the use by the Purchaser of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held or used by the Purchaser pursuant to Environmental Laws are set forth on Section 5.15(a) of the Purchaser Disclosure Schedule.

(b)  The Purchaser has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Purchaser is not in compliance with, or has liability under, any Environmental Law, and to the Knowledge of the Purchaser, there are no circumstances that could reasonably be expected to prevent or interfere with the Purchaser’s compliance with, or give rise to liability under, any Environmental Law in the future.

(c)  The Purchaser has not at any time been subject to any administrative or judicial proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws. The Purchaser has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and the Purchaser is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

(d)  To the Knowledge of the Purchaser, there has been no Release of Materials of Environmental Concern at any plant, facility, site, area or property at which the Purchaser currently operates or previously operated.

(e)  To the Knowledge of the Purchaser, no current or prior owner of any property leased or controlled by the Purchaser has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee (current or former) or otherwise, that alleges that such current or prior owner or the Purchaser is not in compliance with, or has liability under, any Environmental Law.

(f)  To the Knowledge of the Purchaser, no improvement or equipment included in the property or assets of the Purchaser contains any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other containers on or under any property or asset.

(g)  To the Knowledge of the Purchaser, the Purchaser has not imported, received, manufactured, produced, processed, labeled or shipped, stored, used, operated, transported, treated or disposed of any Materials of Environmental Concern other than in compliance with all Environmental Laws.

(h)  The Purchaser has provided to the Equityholders true, correct and complete copies of all environmental reports, investigations and/or audits relating to facilities at which the Purchaser currently operates or previously operated (whether conducted by or on behalf of the Purchaser or a third party) of which the Purchaser has possession or control.

5.16 Employee Matters.

(a)  The Purchaser currently has six employees. The Purchaser’s records accurately reflect the employment or service histories of its employees, independent contractors, contingent workers and leased employees, including their hours of service. Except as set forth on Section 5.16(a) of the Purchaser Disclosure Schedule, the employment of each of the employees is terminable at will. The Purchaser has provided to the Equityholders true, correct and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, releases and other materials relating to the employment of the current and former employees of the Purchaser.

(b)  Section 5.16(b) of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of all consultants and independent contractors used by the Purchaser as of the date of this Agreement, specifying the name of the consultant or independent contractor, type of services provided, fees paid to such consultant or independent contractor for calendar year 2023 and 2024, work location and address, and accurately reflects any compensation payable to them, their dates of service, their positions or titles and a true, correct and complete description of the Purchaser’s obligations to each such consultant and independent contractor. The Purchaser has provided to the Equityholders a true, correct and complete copy of each written agreement with each consultant and independent contractor set forth on Section 5.16(b) of the Purchaser Disclosure Schedule. Each of the consultant and independent contractor relationships with the Persons set forth on Section 5.16(b) of the Purchaser Disclosure Schedule is terminable without notice and without pay.

(c)  To the Knowledge of the Purchaser, each prior employee has, at all times, properly been classified and treated as an employee for all purposes including, but not limited to, Tax purposes. Each prior employee has at all times properly been classified as subject to or exempt from overtime requirements. The Purchaser has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Purchaser.

(d)  To the Knowledge of the Purchaser, the Purchaser is, and has at all times been, in compliance with all applicable Laws and in particular, all Labor Laws applicable to its employees. To the Knowledge of the Purchaser, the Purchaser is not subject to or liable for any arrears of wages, penalties, fines, orders to pay, assessments, charges, damages or taxes for failure to comply with the Labor Laws and the Purchaser is in compliance with all Laws (including all Labor Laws) and contracts relating to employment, employment practices, wages, hours, equal opportunity, affirmative action, harassment, occupational health and safety, disability, workers compensation, unemployment, insurance, benefits, taxes, bonuses and terms and conditions of employment.

(e)  There are no claims pending, or, to the Knowledge of the Purchaser, threatened or capable of arising, against the Purchaser, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance or under applicable workers compensation legislation. No levies, assessments or penalties have been made against the Purchaser pursuant to Applicable Benefit Laws.

(f)  No notice has been received by the Purchaser of any employment related claims commenced by any employee against the Purchaser, including claims that the Purchaser has violated Labor Laws or the common law with respect to an employee’s employment, and, to the Knowledge of the Purchaser, no such claims are threatened.

(g)  The Purchaser has not made any written or verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Purchaser with respect to compensation, promotion, retention, termination, severance or any similar matter in connection with the transactions contemplated by this Agreement or otherwise.

(h)  To the Knowledge of the Purchaser, each Person classified as an independent contractor or other non-employee service provider of the Purchaser has, at all times, properly been classified and treated as an independent contractor or other non-employee service provider for all purposes including, but not limited to, Tax purposes. To the Knowledge of the Purchaser, the Purchaser is, and has at all times been, in compliance with all applicable Laws and contracts relating to its independent contractors and other non-employee service providers. No independent contractor, consultant or other non-employee service provider of the Purchaser is eligible to participate in any Employee Plan. There are no claims pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, by any independent contractor, other non-employee service provider or third party, in respect of any accident or injury, which are not fully covered by insurance.

(i)  All amounts due in relation to employees (whether arising under common law, statute, equity or otherwise) have been paid, including all remuneration, expenses, social insurance, pension contributions, liability to taxation, levies and other amounts (other than amounts owing with respect to the current salary or work period which are not yet due).

(j)  Except as set forth on Section 5.16(j) of the Purchaser Disclosure Schedule, all amounts due in relation to any independent contractors or other non-employee service providers of the Purchaser have been paid.

(k)  To the Knowledge of the Purchaser, no employee of the Company, since becoming an employee, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board or certified or voluntarily recognized by any other Governmental Body. The Purchaser is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by employees or is pending with any Governmental Body and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees has occurred, is in progress or, to the Knowledge of the Purchaser, is threatened. No labor strike, work stoppage, slowdown, picketing, lockout or other material labor dispute has occurred, and none is underway or, to the Knowledge of the Purchaser, threatened.

(l)  The Purchaser is not a United States federal or state contractor.

(m)  No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Purchaser and any of its employees has been filed or is pending or, to the Knowledge of the Purchaser, threatened against the Purchaser under any applicable Law.

5.17 Employee Benefit Plans.

(a)  Except as set forth on Section 5.17 of the Purchaser Disclosure Schedule, the Purchaser has no Purchaser Benefit Plans. “Purchaser Benefit Plan” means each pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Purchaser for the benefit of any current or former employee, director, officer or independent contractor of the Purchaser or under which the Purchaser has any actual or contingent liability.

(b)  Neither the execution of, nor the performance of the transactions contemplated by this Agreement will either alone or in connection with any other event(s) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of the Purchaser.

(c)  The Purchaser is not a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person representing any of its employees, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of the Purchaser, purporting to represent or seeking to represent any employees of the Purchaser, including through the filing of a petition for representation election.

(d)  The Purchaser is and for the past five (5) years has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, tax withholding, prohibited discrimination and retaliation, equal employment opportunities, harassment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material Liability to the Purchaser, with respect to employees of the Purchaser since January 1, 2020: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees. (There are no actions, suits, claims, charges, lawsuits, investigations, audits or administrative matters pending or, to the Knowledge of the Purchaser, threatened or reasonably anticipated against the Purchaser relating to any employee, applicant for employment, consultant, employment agreement or Purchaser Benefit Plan (other than routine claims for benefits).

(e)  Except as would not be reasonably likely to result in a material liability to the Purchaser, with respect to each individual who currently renders services to the Purchaser, the Purchaser has accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, the Purchaser has accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. The Purchaser has no material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(f)  There is not and has not been in the past three years, nor is there or has there been in the past three years any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to the Knowledge of the Purchaser, any union organizing activity, against the Purchaser. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, any similar activity or dispute, or, to the Knowledge of the Purchaser, any union organizing activity.

(g)  There is no Legal Proceeding, claim, unfair labor practice charge or complaint, labor dispute or grievance pending or, to the Knowledge of the Purchaser, threatened against the Purchaser relating to labor, employment, employment practices, or terms and conditions of employment.

(h)  As of the date hereof, no key employee of the Purchaser has submitted his or her resignation or, to the Knowledge of the Purchaser, intends to resign.

5.18  Compliance With Laws; Governmental Authorizations.

(a)  The Purchaser is, and has at all times been, in compliance with all applicable Laws, except where non-compliance could not reasonably be expected to result in a Purchaser Material Adverse Effect. The Purchaser has never received any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to materially comply with, any Law; or (ii) any actual, alleged, possible or potential obligation on the part of the Purchaser to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature under any applicable Law. The Purchaser has provided to the Equityholders a true, correct and complete copy of each report, study, survey or other document to which the Purchaser has access that addresses or otherwise relates to the compliance of the Purchaser with, or the applicability to the Purchaser of, any Laws. To the Knowledge of the Purchaser, no Governmental Body has proposed or is considering any Law that, if adopted or otherwise put into effect, (A) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Purchaser or on the ability the Purchaser to comply with or perform any covenant or obligation under this Agreement or any Purchaser Related Agreements; or (B) may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

(b)  Section 5.18(b) of the Purchaser Disclosure Schedule sets forth each Governmental Authorization held by the Purchaser, and the Purchaser has provided to the Equityholders true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Purchaser are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable the Purchaser to conduct its business legally and as contemplated to be conducted by the Purchaser after the Closing Date; and (ii) to permit the Purchaser to own and use its assets in the manner in which it is currently owned and used. The Purchaser is, and at all times since its incorporation has been, in compliance with the terms and requirements of the Governmental Authorizations held by the Purchaser. The Purchaser has not received any notice or other communication from any Governmental Body regarding (A) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. All of Governmental Authorizations set forth or required to be set forth on Section 5.18(b) of the Purchaser Disclosure Schedule will be available for use by the Purchaser immediately after the Closing. In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the Purchaser which are subject to periodic renewal, the Purchaser has no reason to believe that such renewals will not be timely granted by the relevant Governmental Body. Neither the execution or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (i) require the consent or approval of any Governmental Body, and (ii) affect the validity or require the amendment of a Governmental Authorization for the Purchaser to conduct it business as contemplated to be conducted after the Closing Date.

(c)  (i) The Purchaser has at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization set forth or required to be set forth on Section 5.18(b) of the Purchaser Disclosure Schedule; (ii) to the Knowledge of the Purchaser, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization set forth or required to be set forth on Section 5.18(b) of the Purchaser Disclosure Schedule; or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization set forth or required to be set forth on Section 5.18(b) of the Purchaser Disclosure Schedule; (iii) the Purchaser has never received, and, to the Knowledge of the Purchaser, no employee has ever received, any notice or other communication from any Governmental Body or any other Person regarding (x) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; or (y) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be set forth on Section 5.18(b) of the Purchaser Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The rights and benefits of each Governmental Authorization Purchaser Permit will be available to the Purchaser immediately after the Closing Date on terms substantially identical to those enjoyed by the Purchaser as of the date of this Agreement and immediately prior to the Closing Date without the need to obtain any consent or waiver from any Governmental Body.

5.19  Insurance. Section 5.19 of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and fidelity bonds maintained by, at the expense of or for the benefit of the Purchaser and its Employees, officers and directors for the current policy year, and the Purchaser has provided to the Equityholders accurate and complete copies of the insurance policies set forth on Section 5.19 of the Purchaser Disclosure Schedule. The Purchaser has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past three (3) years. During the past three (3) years, the Purchaser has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Purchaser has conducted its operations. The Purchaser does not have any obligation for retrospective premiums for any period prior to the Closing Date. All such policies are in full force and effect and will remain in full force and effect up to and including the Closing Date, unless replaced with comparable insurance policies having comparable or more favorable terms and conditions. No insurer has provided the Purchaser with notice that coverage will be denied with respect to any claim submitted to such insurer by the Purchaser. Section 5.19 of the Purchaser Disclosure Schedule sets forth all claims by the Purchaser pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

5.20  Brokerage and Transaction Bonuses. Except as set forth on Section 5.20 of the Purchaser Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Purchaser. There are no special bonuses or other similar compensation payable to any employee of the Purchaser in connection with the transactions contemplated by this Agreement and the Purchaser Related Agreements. The Purchaser shall pay, and hold the Company and Equityholders harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim, brokerage commission, finders’ fee or special bonus or other similar compensation.

5.21 Title to and Sufficiency of Assets.

(a)  The Purchaser owns, and has good, valid, transferable and marketable title to, or a valid leasehold interest in (i) all properties and assets used by it, located on its premises, shown on the Purchaser Financial Statements or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Purchaser Financial Statements and except for Permitted Liens); (ii) all of its rights under the Purchaser Material Contracts; and (iii) all other material assets used by the Purchaser or reflected in the books and records of the Purchaser as being owned by the Purchaser.

(b)  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Purchaser are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Purchaser is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Purchaser owns, has a valid leasehold interest in or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business as currently conducted and as proposed to be conducted by the Purchaser after the Closing Date.

5.22  Inventory. All of the inventory of the Purchaser: (a) was acquired and is sufficient for the operation of its business in the ordinary course of business consistent with the Purchaser’s past practice; (b) is of a quality and quantity usable or saleable in the ordinary course of business consistent with the Purchaser’s past practice; (c) is valued on the books and records of the Purchaser at the lower of cost or market with the cost determined under the first-in-first-out inventory valuation method consistent with the Purchaser’s past practice; and (d) is free of any material defect or deficiency. The inventory levels maintained by the Purchaser are adequate in all material respects for the conduct of the operations of the Purchaser in the ordinary course of business and consistent with the Purchaser’s past practice.

5.23  Bank Accounts. Section 5.23 of the Purchaser Disclosure Schedule sets forth true, correct and complete information with respect to each account maintained by or for the benefit of the Purchaser at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of the date of this Agreement (and whether any cash comprising such balances is “restricted cash”) and the names of all individuals authorized to draw on or make withdrawals from such accounts (and no changes to such information shall have occurred as of the Closing Date).

5.24  Accounts Payable. Section 5.24(a) of the Purchaser Disclosure Schedule sets forth a true, correct and complete breakdown and aging of the accounts payable of the Purchaser as of January 31, 2024, shall be updated by the Purchaser and provided to Equityholders prior to the Closing as of the Closing Date and shall be paid in full as of the Closing Date. All accounts payable were incurred in the ordinary course of business consistent with past practice, are valid payables for products or services purchased by the Purchaser and except as set forth on the Purchaser Disclosure Schedule are not past due and in no event are any payables more than sixty (60) days past the invoice date.

5.25  Related Party Transactions. Except as set forth on Section 5.25 of the Purchaser Disclosure Schedule, no Related Party has any direct or indirect interest in any asset used in or otherwise relating to the business of the Purchaser. No Related Party is indebted to the Purchaser. No Related Party has entered into any Purchaser Material Contract, transaction or business dealing involving the Purchaser. No Related Party is competing directly or indirectly, with the Purchaser. No Related Party has any claim or right against the Purchaser (other than claims or rights to receive compensation for services performed as an employee or as a director).

5.26  Customers and Suppliers. Section 5.26 of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of the material Suppliers. No material Supplier (or former Supplier) during the prior 12 months has canceled, terminated or, to the Knowledge of the Purchaser, made any threat to cancel or otherwise terminate any of such material Supplier’s Contracts with the Purchaser or to decrease such Supplier’s supply of services or products to the Purchaser. The Purchaser has provided to the Equityholders true, correct and complete copies of all of such material Supplier Contracts, and all such Contracts are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Purchaser, as applicable. The Purchaser has not received any notice and the Purchaser does not have any Knowledge to the effect that any current customer or supplier may withdraw, terminate or materially alter, amend or modify its business relations with the Purchaser, either as a result of the transactions contemplated by this Agreement or otherwise.

5.27  Certain Payments. Neither the Purchaser nor, to the Knowledge of the Purchaser, any manager, officer, employee, agent, consultant or other Person associated with or acting for or on behalf of the Purchaser, has at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity; (ii) to make any unlawful payment to any governmental official or employee, including without limitation any payments made in violation of the FCPA; or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Purchaser; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for corporate income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

5.28  Personal Information and Privacy.

(a)  The Purchaser is in compliance in all material respects with the requirements of all Privacy Laws applicable to it which govern the collection, use and disclosure of Personal Information.

(b)  Section 5.28(b) of the Purchaser Disclosure Schedule sets forth and describes each distinct electronic or other database containing (in whole or in part) Personal Information maintained by or for the Purchaser at any time (each, a “Purchaser Database”), the types of Personal Information in each such database, the means by which the Personal Information was collected, and the security policies that have been adopted and maintained with respect to each such database.

(c)  Section 5.28(c) of the Purchaser Disclosure Schedule sets forth each privacy policy of the Purchaser and any other industry privacy code or privacy procedures to which the Purchaser subscribes or is bound which governs its collection, use and disclosure of Personal Information (each, a “Purchaser Privacy Policy”) and identifies, with respect to each Purchaser Privacy Policy, (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Purchaser Privacy Policy apply to the data or information collected under such Purchaser Privacy Policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Privacy Policy to data or information previously collected under such Purchaser Privacy Policy.

(d)  There is no complaint to or audit, proceeding, investigation or claim against, or to the Knowledge of the Purchaser, threatened against, the Purchaser by any Governmental Body, or by any Person in respect of the collection, use or disclosure of Personal Information by any Person in connection with the business of the Purchaser.

(e)  (i) no breach or violation of any Purchaser Privacy Policy has occurred or, to the Knowledge of the Purchaser, is threatened; and (ii) there has been no unauthorized or illegal uses of or access to any of the data or information in any of the Purchaser Databases.

(f)  The Purchaser is in compliance with all of the Purchaser Privacy Policies and all applicable Privacy Laws and other Laws, User Data or Personal Information.

(g)  None of (i) the execution, delivery, or performance of this Agreement or any Purchaser Related Agreements (or any of the other ancillary agreements); (ii) the consummation of the transactions contemplated by this Agreement or any Purchaser Related Agreements (or any of the other ancillary agreements); or (iii) to the Knowledge of the Purchaser, the Purchaser’s possession or use of the User Data or any data or information in any of the Purchaser Databases, will result in any breach or violation of any Purchaser Privacy Policy or any Privacy Laws and other Laws, User Data or Personal Information.

5.29  Regulatory Filings. The Purchaser has made all required registrations and filings with and submissions to all applicable Governmental Bodies relating to the operation of the business of the Purchaser. All such registrations, filings and submissions were in compliance in all material respects with all Laws and other requirements when filed. No material deficiencies have been asserted by any such applicable Governmental Bodies with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

5.30  Anti-Bribery and Anti-Money Laundering Laws. Each of the Purchaser, its affiliates and any of their respective officers, directors, supervisors, managers, or employees, or to the Purchaser’s knowledge, any agents acting on behalf of the Purchaser, has not violated, its consummation of the contemplated transactions will not violate, and the Purchaser and each of its subsidiaries will institute and maintain policies and procedures designed to ensure continued compliance with, each of the following laws to the extent applicable to the Purchaser and its subsidiaries: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to the FCPA or any other applicable anti-corruption or anti-bribery law, rule or regulation, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, and the Bank Secrecy Act.

5.31  Notices To Third Parties. The Purchaser shall have given all notices to third parties and obtained all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement; (ii) required to be given or obtained; or (iii) required to prevent a Purchaser Material Adverse Effect, whether prior to, on or following the Closing Date.

5.32  Purchaser Stock Consideration. The Closing Shares will be, prior to the issuance, duly authorized, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Closing Shares shall represent upon issuance nineteen percent (19%) of the then issued and outstanding shares of Purchaser Common Stock

Article VI.

CERTAIN COVENANTS AND AGREEMENTS

6.1  Due Diligence Access and Investigation. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to ARTICLE X and the Closing Date (the “Pre-Closing Period”):

(a)  the Company and the Equityholders agree that the Purchaser shall be entitled, following the execution of a non-disclosure agreement with the Company, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any Equityholder Related Agreement. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Company and the Equityholders, other than the Excluded Equityholders, shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company to cooperate fully with such representatives in connection with such review and examination.

(b)  the Purchaser agrees that the Company shall be entitled, following the execution of a non-disclosure agreement with Purchaser, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Purchaser as it reasonably requests. No investigation by the Company prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any Equityholder Related Agreement. In order that the Company may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Purchaser, the Purchaser shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Purchaser to cooperate fully with such representatives in connection with such review and examination.

6.2  Operation of the Company’s Business.

(a)  During the Pre-Closing Period, the Company shall: (i) ensure that the Company conducts its business and operations (A) in the ordinary course of business consistent with past practice, and (B) in compliance with all applicable Laws and the requirements of all Material Contracts and Governmental Authorizations held by the Company; (ii) use commercially reasonable efforts to ensure that the Company preserves intact its current business organization, keep available the services of its current officers, directors, employees and consultants and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, consultants and other Persons having business relationships with the Company; (iii) maintain the books, records and financial statements of the Company consistent with past practice; (iv) provide all notices, assurances and support required by any Company Contract in order to ensure that no condition under such Company Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by the Company of any Intellectual Property Rights; and (v) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company.

(b) Without limiting the foregoing, except as expressly contemplated by the terms of this Agreement, during the Pre-Closing Period, the Company shall promptly notify the Purchaser in writing in the Company takes any of the following actions:

(i)  (A) declare, accrue, set aside or pay any distributions (whether in cash, stock, membership interests or property) in respect of, any of its equity or voting interests; (B) authorize for issuance or issue and deliver any membership interests or rights convertible into or exchangeable for its membership interests, or grant any right, option or other commitment for an interest in the Company; (C) split, combine or otherwise adjust the Company Interests; (D) purchase, redeem or otherwise acquire any of the Company Interests;

(ii)  amend or permit the adoption of any amendment to the Organizational Documents of the Company, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of the Company Interests or similar transaction;

(iii)  adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(iv)  form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)  make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $100,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Company, taken as a whole, during the Pre-Closing Period shall not exceed $500,000 in the aggregate;

(vi)  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or any Contract, lease, agreement or instrument that would be required to be set forth on Section 2.12(a) of the Disclosure Schedule if it were entered into on or prior to the date of this Agreement, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract or any Contract, lease, agreement or instrument that would be required to be set forth on Section 2.12(a) of the Disclosure Schedule if it were entered into on or prior to the date of this Agreement;

(vii)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, non-exclusively licensed, encumbered or disposed of by the Company in the ordinary course of business consistent with past practice and not having a value, or not requiring payments to be made or received, in excess of $100,000 individually, or $500,000 in the aggregate), or waive or relinquish any claim or right;

(viii)  repurchase, repay or prepay any Indebtedness, or incur any Indebtedness in excess of $100,000, or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(ix)  grant, create, incur or suffer to exist any Lien on the assets of the Company that did not exist on the date of this Agreement or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business consistent with the Company’s past practice;

(x)  make any loans, advances or capital contributions to, or investments in, any other Person;

(xi)  increase in any manner the compensation or benefits of, or pay any bonus to, any officer, director or independent contractor of the Company or hire any employees, except for (A) increases in the ordinary course of business consistent with the Company’s past practice in base compensation for any employee or independent contractor of the Company (other than executive officers or directors of the Company whose annualized compensation is $125,000 or more or whose annual compensation for the 12-month period following the Expiration Date is expected to be $125,000 or more) that were communicated to such employee or independent contractor prior to the date of this Agreement; or (B) as required by Applicable Benefit Laws;

(xii)  hire any new Employee at the level of vice president or above or with an annual base salary in excess of $75,000, dismiss any Employee, promote any Employee except in order to fill a position vacated after the date of this Agreement, or engage any independent contractor whose relationship may not be terminated by the Company on seven days’ notice or less;

(xiii)  except as required applicable Laws, make or change any Tax election, change its fiscal year, revalue any of its material assets or adopt or make any changes in financial or Tax accounting methods, principles or practices;

(xiv)  enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or file any Tax Return (including any amended Tax Return) unless such Tax Return has been provided to the Purchaser for review within a reasonable period prior to the due date for filing and the Purchaser has consented to such filing;

(xv)  commence, settle or compromise any Legal Proceedings;

(xvi)  (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property, or (B) dispose of or disclose to any Person, any Confidential Information;

(xvii)  take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any Equityholder Related Agreement to which it is a party being or becoming untrue in any material respect at any time at or prior to the Closing; (B) result in any of the conditions to the consummation of the transactions contemplated by this Agreement not being satisfied; (C) cause the Company to be unable to conduct its business after the Closing in accordance with its past practice and as contemplated to be conducted by the Company as of the Closing after giving effect to the transactions contemplated by this Agreement; or (D) constitute or result in a breach of any of the provisions of this Agreement; or

(xviii)  authorize, agree, commit or enter into any Contract to take any of the actions described in clauses (i) through (xviii) of this Section 6.2(b).

6.3  Notification. During the Pre-Closing Period, the Company and each Equityholder shall promptly notify the Purchaser in writing of:

(a)  the discovery by the Company or any Equityholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Equityholders in this Agreement, any Equityholder Related Agreement or any agreements contemplated by this Agreement or the Equityholder Related Agreements;

(b)  any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any Equityholder in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(c)  any breach of any covenant or obligation of the Company or any Equityholder under this Agreement, any Equityholder Related Agreement or any agreements contemplated by this Agreement or the Equityholder Related Agreements;

(d)  any event, condition, fact or circumstance that has made, could reasonably be expected to make, or is likely to make, the timely satisfaction of any condition set forth in this Agreement impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect;

(e)  (i) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to the Purchaser pursuant to this Section 6.3 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or the Equityholders, or any of the rights of the Purchaser, contained in this Agreement.

6.4  Operation of the Purchaser’s Business.

(a) During the Pre-Closing Period, the Purchaser shall: (i) conduct its business and operations (A) in the ordinary course of business consistent with past practice, and (B) in compliance with all applicable Laws and the requirements of all Purchaser Material Contracts and Governmental Authorizations held by the Purchaser; (ii) use best efforts to ensure that the Purchaser preserves intact its current business organization, keep available the services of its current officers, directors, employees and consultants and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, consultants and other Persons having business relationships with the Purchaser; (iii) maintain the books, records and financial statements of the Purchaser in accordance with GAAP and consistent with past practice; (iv) provide all notices, assurances and support required by any Purchaser Contract in order to ensure that no condition under such Purchaser Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by the Purchaser of any Intellectual Property Rights; and (v) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Purchaser.

(b) Without limiting the foregoing, except as expressly contemplated by the terms of this Agreement, during the Pre-Closing Period the Purchaser shall not (without the prior written consent of the Company):

(i)  (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, membership interests or property) in respect of, any of its equity or voting interests; (B) authorize for issuance or issue and deliver any shares of capital stock or rights convertible into or exchangeable for its capital stock, or grant any right, option or other commitment for an interest in the Purchaser; (C) split, combine or otherwise adjust the Purchaser Common Stock; (D) purchase, redeem or otherwise acquire any of the Purchaser Common Stock;

(ii)  amend or permit the adoption of any amendment to the Organizational Documents of the Purchaser, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of the Purchaser Common Stock or similar transaction;

(iii)  adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(iv)  form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)  make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $100,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Purchaser, taken as a whole, during the Pre-Closing Period shall not exceed $500,000 in the aggregate;

(vi)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for (A) any real property acquired, leased, non-exclusively licensed, encumbered or disposed of by the Purchaser in the ordinary course of business or (B) any other assets acquired, leased, non-exclusively licensed, encumbered or disposed of by the Purchaser in the ordinary course of business consistent with past practice and not having a value, or not requiring payments to be made or received, in excess of $25,000 individually, or $50,000 in the aggregate), or waive or relinquish any claim or right (except as it relates to any real property);

(vii)  incur any Indebtedness in excess of $100,000, or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (except in each case for any Indebtedness related to real property);

(viii)  grant, create, incur or suffer to exist any Lien on the assets of the Purchaser that did not exist on the date of this Agreement;

(ix)  make any loans, advances or capital contributions to, or investments in, any other Person (except in each case for any capital contributions to, or investments in, joint ventures in connection with the Purchaser’s development activities);

(x)  increase in any manner the compensation or benefits of, or pay any bonus to, any officer, director or independent contractor of the Purchaser or hire any employees, except for (A) increases in the ordinary course of business consistent with the Purchaser’s past practice in base compensation for any employee or independent contractor of the Purchaser (other than executive officers or directors of the Purchaser whose annualized compensation is $125,000 or more or whose annual compensation for the 12-month period following the Expiration Date is expected to be $125,000 or more) that were communicated to such employee or independent contractor prior to the date of this Agreement; or (B) as required by Applicable Benefit Laws;

(xi)  hire any new Employee at the level of vice president or above or with an annual base salary in excess of $125,000, dismiss any Employee, promote any Employee except in order to fill a position vacated after the date of this Agreement, or engage any independent contractor whose relationship may not be terminated by the Purchaser on sixty days’ notice or less;

(xii)  except as required applicable Laws, make or change any Tax election, change its fiscal year, revalue any of its material assets or adopt or make any changes in financial or Tax accounting methods, principles or practices;

(xiii)  enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or file any Tax Return (including any amended Tax Return) unless such Tax Return has been provided to the Purchaser for review within a reasonable period prior to the due date for filing and the Purchaser has consented to such filing;

(xiv)  commence, settle or compromise any Legal Proceedings (except with respect to the Purchaser’s Legal Proceeding with the Durant Industrial Authority);

(xv)  (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Purchaser Intellectual Property, or (B) dispose of or disclose to any Person, any Confidential Information;

(xvi)  take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any Purchaser Related Agreement to which it is a party being or becoming untrue in any material respect at any time at or prior to the Closing; (B) result in any of the conditions to the consummation of the transactions contemplated by this Agreement not being satisfied; (C) cause the Purchaser to be unable to conduct its business after the Closing in accordance with its past practice and as contemplated to be conducted by the Purchaser as of the Closing after giving effect to the transactions contemplated by this Agreement; or (D) constitute or result in a breach of any of the provisions of this Agreement; or

(xvii)  authorize, agree, commit or enter into any Contract to take any of the actions described in clauses (i) through (xviii) of this Section 6.4(b).

6.5  Notification. During the Pre-Closing Period, the Purchaser shall immediately notify the Company and Equityholders in writing of:

(a) the discovery by the Purchaser of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement, any Purchaser Related Agreement or any agreements contemplated by this Agreement or the Purchaser Related Agreements;

(b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(c) any breach of any covenant or obligation of the Purchaser under this Agreement, any Purchaser Related Agreement or any agreements contemplated by this Agreement or the Purchaser Related Agreements;

(d)  any event, condition, fact or circumstance that has made, could reasonably be expected to make, or is likely to make, the timely satisfaction of any condition set forth in this Agreement impossible or unlikely or that has had or could reasonably be expected to have a Purchaser Material Adverse Effect;

(e) (i) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Purchaser or the transactions contemplated by this Agreement.

No notification given to the Purchaser pursuant to this Section 6.5 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Purchaser, or any of the rights of the Company or the Equityholders, contained in this Agreement.

6.6  Stockholders Meeting. The Purchaser shall take all action necessary to duly call, give notice of, convene, and hold a meeting of the holders of the Purchaser’s Common Stock (“Stockholders’ Meeting”) to vote on a proposal (the “Proposal”) to approve the issuance of the shares of Purchaser Common stock issuable upon exercise of the Convertible Notes issued at Closing to each of the Equityholders pursuant to this Agreement as soon as reasonably practicable in accordance with Nasdaq rules and the Purchaser’s Organizational Documents and applicable law, provided Purchaser has received all of the Company information reasonably requested. The Company and the Equityholders agree to provide all information, documentation, and certifications reasonably requested by the Purchaser to satisfy its obligations under applicable Securities Exchange Act of 1934, as amended, and Nasdaq rules and regulations, including but not limited to those relating to disclosures, filings, and reporting obligations associated with the issuance of the Closing Shares and Convertible Notes to the Equityholders pursuant to this Agreement. Any and all information provided by the Company and the Equityholders to the Purchaser for inclusion in its filings with the U.S. Securities and Exchange Commission (“SEC”) or disclosures will be accurate, complete, and not misleading in all material respects. The Company shall cooperate fully with the Purchaser in addressing any inquiries or requests for additional information from the SEC or Nasdaq related to the issuance of the Closing Shares and Convertible Notes to the Equityholders pursuant to this Agreement. This includes providing timely responses and making key personnel available for consultation as needed. The Purchaser will further enter into support agreements with its senior management to vote in favor of the Proposal at the Stockholders’ Meeting.

6.7  Preparation and Delivery of Company Financial Statements. The Company shall use its reasonable best efforts to deliver true, correct and complete copies of the annual audited financial statements of the Company in a form that complies with the requirements of Schedule 14A (the “Audited Company Financial Statements”), including information required for Purchaser to prepare the pro forma financial information required by Schedule 14A and Form 8-K, and (B) unaudited consolidated financial statements of the Company for the three and six months end September 30, 2024 together with the Audited Financial Statements, the “Company Financial Statements”) not later than March 15, 2025 (such date, as it may be extended, the “Financial Statement Delivery Date”) provided, that if the Company has not delivered the Company Financial Statements by the Financial Statement Delivery Date, the Financial Statement Delivery Date shall be extended by 30 calendar days if the Company continues to use its commercially reasonable efforts to deliver the Company Financial Statements as soon as reasonably practicable.

6.8  Additional Financials.

(a)  Without limiting the generality of any of the other covenants under this Section 8, prior to the Closing, the Company shall deliver to Purchaser (a) audited historical consolidated financial statements for the Company for the two (2) fiscal years ended at least ninety (90) days prior to the Closing Date, in a form that complies with the requirements of Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, including information required for Purchaser to prepare the pro forma financial information required by Item 9.01 of Form 8-K, (b) an unqualified report from the Company’s independent accounting firm stating that such historical consolidated financial statements for the Company for the two (3) fiscal years present fairly, in all material respects, the consolidated financial position, as well as the consolidated results of operations and cash flows, of the Company for the periods covered by the such financial statements, in conformity with GAAP and shall include a statement that the audit was conducted “in accordance with United States generally accepted auditing standards, and (c) unaudited historical consolidated financial statements (including the related notes and schedules) for the Company for each fiscal quarter (other than any fourth fiscal quarter) ended at least forty-five (45) days prior to the Closing Date, in a form that complies with the requirements of Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, including information required for Buyer to prepare the pro forma financial information required by Item 9.01 of Form 8-K (collectively, the “8-K Financial Information”).

(b)  The Company and the Equityholders, other than the Excluded Equityholders, hereby covenant with and undertake to the Purchaser that they shall cause the Company’s independent registered public accounting firm, to: deliver to the Purchaser any consent that the Purchaser is obligated to file with the SEC with respect to the Company Financial Statements and any additional financial statements audited by them and the reference to them as “experts” in any filing of the Purchaser with the SEC that includes the Company Financial Statements.

6.9  Board of Directors. On the Closing Date, the Board of Directors of Purchaser shall be reconstituted to consist of seven directors, four of which will be current directors of Purchaser as designated by Purchaser and three of which will be directors designated by a majority in interest of the Equityholders. Each director designated by the Equityholders must have relevant expertise and experience in business operations, finance, real estate development, or other applicable areas aligned with the Purchaser’s goals.

6.10  Public Announcements. During the Pre-Closing Period, none of the Parties shall (and the Equityholders, other than the Excluded Equityholders, shall cause the Company to not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or any of the transactions contemplated by this Agreement without obtaining the prior written approval (which approval will not be unreasonably withheld or delayed) of the other Parties hereto, unless in the reasonable judgment of the Party intending to make such issuance, disclosure is otherwise required by applicable Law. Each of the Parties agrees that until the Purchaser files this Agreement with the SEC the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law and except to such Parties’ equity holders and lenders. In the event that such disclosure, availability or filing is required by applicable Law, each Party agrees to use its commercially reasonable efforts to obtain confidential treatment of this Agreement with any governmental authority and to redact such terms of this Agreement the other Parties shall request.

6.11  Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, each party shall use its reasonable, good faith efforts to perform its obligations under this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms of this Agreement, and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations under this Agreement, including the following:

(a)  Each party shall promptly and as soon as reasonably practicable as of the execution of this Agreement, make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement, including any filings, documentation, writs as required under the Foreign Investment Act (except that the Purchaser shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Purchaser or the transactions contemplated by this Agreement or the Purchaser Related Agreements). The Company shall provide to the Purchaser all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b)  Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c)  In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

(d)  The Company shall, at the Company’s sole cost and expense, give all notices to third parties and use its commercially reasonable efforts (in consultation with the Purchaser) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement by the Company; (ii) required to be given or obtained by the Company; or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

(e)  The Purchaser shall, at the Purchaser’s sole cost and expense, give all notices to third parties and use its commercially reasonable efforts (in consultation with the Company) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement by the Purchaser; (ii) required to be given or obtained by the Purchaser; or (iii) required to prevent a Purchaser Material Adverse Effect, whether prior to, on or following the Closing Date.

6.12  Tax Matters.

(a)  Tax Periods Ending on or Before the Closing Date. The Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company for all Tax periods ending on or prior to the Closing Date that are due after the Closing Date.

(b)  Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed any Tax Returns of the Company for Tax periods that begin on or before the Closing Date and end after the Closing Date.

(c)  Cooperation on Tax Matters. The Purchaser, the Company and the Equityholders shall cooperate as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees or agents available on a mutually convenient basis to provide additional information and explanation of any material provided under this Section 6.11(c).

(d)  Transfer Taxes. Any transfer, documentary, stamp or other similar Taxes or recording fees payable as a result of the purchase and sale of the Company Interests and the transfer of the certificates representing the same (other than any domestic or foreign Taxes measured by or based upon income or gains imposed upon the Purchaser) shall be paid by the Equityholders (severally but not jointly). The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding any such transfer, documentary, stamp or other similar Taxes and recording fees that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at or prior to the Closing. For the avoidance of doubt, the sole transfer, documentary, stamp and other Taxes and recording fees within the purview of this Section 6.11(d) are those specifically relating to the transfer of the Company Interests and the certificates representing the same, and any other transfer or recording fees arising out of the transactions (such as fees in connection with applications or re-applications for state licenses as a result of a change in control, and in connection with any applications for transfers of Company Registrations with the USPTO), are expressly excluded from this Section 6.11(d).

(e)  Termination of Tax Allocation, Indemnity or Sharing Agreements. Any Tax allocation, indemnity or sharing agreement between the Company and any other Person shall be terminated as to the Company on or prior to the Closing Date, and after the Closing Date neither the Company nor the Purchaser shall have any liability thereunder.

6.13  Cooperation with Financial Reporting. The Equityholders shall cooperate to the extent reasonably requested by the Purchaser after the Closing, in connection with the preparation and auditing of financials for the Company. The Equityholders’, other than the Excluded Equityholders, shall provide all of the financial records and supporting documentation of the Company within thirty (30) days following the Closing and shall make employees or agents available on a mutually convenient basis to provide additional information and explanation of any information provided under this Section 6.12.

6.14  Release. In consideration for the Closing Consideration, and by executing this Agreement, as of and following the Closing Date, each Equityholder knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Company or the Purchaser from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such Equityholder has or may have, now or in the future, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever from the beginning of time to the Closing Date; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement, the Equityholder Related Agreements or claims as an employee or otherwise unrelated to a Equityholder’s status as an equity holder of the Company.

6.15  SEC Registration. On or prior to the three-month anniversary of the Closing, the Purchaser shall use best efforts to have on file with and approved by the SEC an effective registration statement on Form S-1 or any other allowable form providing for the resale by the Equityholders on a pro rata basis of the Closing Shares issued to them.

Article VII.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Purchaser), at or prior to the Closing, of each of the following conditions:

7.1  Accuracy of Representations. Each of the representations and warranties of the Equityholders contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Equityholders contained in this Agreement and the Equityholder Related Agreements that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and the Equityholder Related Agreements and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date).

7.2  Performance of Covenants. Each of the covenants and obligations set forth in this Agreement that the Company and each of the Equityholders is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects or otherwise waived by the Purchaser.

7.3  Company Compliance Certificate. The Company shall have delivered, or caused to be delivered, to the Purchaser a certificate of the Company as to compliance with the conditions set forth in Section 7.1, Section 7.2, and Section 7.8 (the “Company Compliance Certificate”).

7.4  Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body or Person required in connection with the execution, delivery or performance of this Agreement and the Equityholder Related Agreements shall have been obtained by the Company, or made by or on behalf of the Company, and shall be in full force and effect.

7.5  Incumbency Certificate. The Company shall have shall have delivered a certificate, dated as of the Closing Date, signed by an officer of the Company certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by the Company.

7.6  Ancillary Agreements and Deliveries. The Company and the Equityholders shall have delivered, or caused to be delivered, to the Purchaser the following agreements and documents, each of which shall be in full force and effect as of the Closing and shall not have been amended or modified as of the Closing:

(a)  written resignations of the managers of the Company, effective as of the Closing Date;

(b)  the name and address of record of each Equityholder;

(c)  the number and type of the Company Interests held by each Equityholder immediately prior to the Closing;

(d)  each Equityholder’s Consideration Percentage;

(e)  a certificate prepared by the Company setting forth the amount of the Company Closing Payments, including the Person to whom such payments are owed and the wire transfer information of each such Person (the “Closing Payments Certificate”);

(f)  evidence that each consent, approval, order or authorization of, or registration, declaration or filing with any Person required in connection with the execution, delivery or performance of this Agreement has been obtained or made and is in full force and effect; and

(g)  all other documents required to be entered into by the Company and the Equityholders pursuant to this Agreement or reasonably requested by the Purchaser to convey the Company Interests to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement.

7.7  No Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect that is continuing.

7.8  No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes the transactions contemplated by this Agreement illegal or unduly burdensome to the Parties or would subject the Parties to sanctions if the transactions contemplated by this Agreement are consummated.

7.9  Accredited Investor and Bad Actor Questionnaire. Each Equityholder shall be an accredited investor and shall not have engaged in any bad actor disqualifying events and shall have completed an Accredited Investor and Bad Actor Questionnaire in the form attached as EXHIBIT D to this Agreement evidencing that they are an Accredited Investor and have not engaged in any bad actor disqualifying event.

7.10 Fairness Opinion. Purchaser shall have received the written opinion of ValueScope, LLC that the consideration contemplated by this Agreement to be paid by Purchaser for the Company Interests is fair to Purchaser from a financial point of view.

Article VIII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE EQUITYHOLDERS

The obligations of the Company and the Equityholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Equityholders’), at or prior to the Closing, of the following conditions:

8.1  Accuracy of Representations. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date) except where the failure of such representations and warranties to be so true and correct (without regard for any “material,” “Purchaser Material Adverse Effect” or similar qualification) would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect.

8.2  Performance of Covenants. Each of the covenants and obligations set forth in this Agreement that the Purchaser is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects otherwise waived by the Equityholders.

8.3  Purchaser Compliance Certificate. The Purchaser shall have delivered, or caused to be delivered, to the Company, a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Purchaser as to compliance with the conditions set forth in Section 8.1, Section 8.2, Section 8.7, Section 8.8, Section 8.10, Section 8.11 and Section 8.12.

8.4  Secretary’s Certificate. The Purchaser shall have delivered a certificate, dated as of the Closing Date, signed by the Secretary of the Purchaser certifying the incumbency, signature and authority of the officers of the Purchaser authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by the Purchaser.

8.5  Ancillary Agreements and Deliveries. The Purchaser shall have delivered, or caused to be delivered, to the Equityholders, all other documents required to be entered into or delivered by the Purchaser at or prior to the Closing pursuant to this Agreement, each of which shall be in full force and effect as of the Closing and shall not have been amended or modified as of the Closing including evidence of registration with the Purchaser’s transfer agent in the books of the Purchaser of the issuance to each Equityholder of the number of Closing Shares to be issued to such Equityholder.

8.6  No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes the transactions contemplated by this Agreement illegal or unduly burdensome to the Purchaser or would subject the Purchaser or the Company to sanctions if the transactions contemplated by this Agreement are consummated.

8.7  Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body or Person required in connection with the execution, delivery or performance of this Agreement and the Purchaser Related Agreements shall have been obtained by the Purchaser, or made by or on behalf of the Purchaser, and shall be in full force and effect.

8.8  Nasdaq. The Purchaser shall have filed an Additional Listing Application.

8.9  No Material Adverse Effect. There shall not have occurred a Purchaser Material Adverse Effect that is continuing.

8.10  Equity Financing; Available Cash. The Purchaser shall have raised working capital through a private investment, or similar equity or convertible note financing transaction, and shall have available at the Closing unrestricted cash of at least $500,000.00 for the operation of the business of the Company following the Closing.

8.11  No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes the transactions contemplated by this Agreement illegal or unduly burdensome to the Parties or would subject the Parties to sanctions if the transactions contemplated by this Agreement are consummated.

Article IX.

CLOSING

9.1  Closing. Unless otherwise mutually agreed in writing between the Purchaser and the Equityholders, the Closing shall take place remotely via the exchange of documents and signatures, on or before 4:00 P.M. (Eastern Time) on the fourth Business Day after the last conditions set forth in ARTICLE VII and ARTICLE VIII are satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”. All actions to be taken and documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no actions shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

9.2  Equityholder and Company Closing Deliveries. At the Closing, the Equityholders and the Company, as applicable, shall deliver, or cause to be delivered, to the Purchaser, the deliverables, agreements and documents required pursuant to Section 7.6, each of which shall be in full force and effect.

9.3  Purchaser Closing Deliveries. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Equityholders the deliverables, agreements and documents required by Section 8.5, each of which shall be in full force and effect.

9.4  Closing Actions. At the Closing, the Parties shall carry on the following actions:

(a)  The Company will deliver letters of resignation from all the managers of the Company.

(b)  The Purchaser will sign the corporate resolutions to appoint a new management body for the Company or a management team, or both, and will adopt any other limited liability company resolutions it considers appropriate.

Article X.

TERMINATION

10.1  Termination Events.

(a)  This Agreement may be terminated prior to the Closing:

(i)  by mutual written consent of the Purchaser, the Company and a majority in interest of the Equityholders;

(ii)  by written notice from the Purchaser to the Company and the Equityholders, if there has been a material breach of any representation, warranty, covenant or agreement by the Company or the Equityholders, or any such representation or warranty shall become untrue after the date of this Agreement, such that the conditions in Section 7.1 or Section 7.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (A) thirty (30) days after written notice thereof is given by the Purchaser to the Company and the Equityholders, and (B) the Expiration Date;

(iii)  by written notice from the Company to the Purchaser and the Equityholders, if there has been a material breach of any representation, warranty, covenant or agreement by the Purchaser, or any such representation or warranty shall become untrue after the date of this Agreement, such that the conditions in Section 8.1 or Section 8.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (A) thirty (30) days after written notice thereof is given by the Company to the Purchaser and the Equityholders; and (B) the Expiration Date; or

(iv)  by five (5) days’ prior written notice by the Company to the Purchaser and the Equityholders or the Purchaser to the Company and the Equityholders, as the case may be, in the event Closing has not occurred on or prior to June 1, 2025 (the “Expiration Date”) for any reason other than delay or nonperformance of or breach by the party seeking such termination; provided that the parties may mutually agree, in writing, to extend the Expiration Date.

10.2  Expenses. All fees and expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the Party incurring such expenses, whether or not the contemplated transactions are consummated. All fees and expenses incurred or to be incurred by the Parties in connection with the notarization of this Agreement shall be borne by the Equityholders and the Purchaser on a 50/50 basis. Any other fees and expenses incurred or to be incurred by any the Equityholders or the Purchaser in connection with contemplated transactions and preparing, negotiating and entering into this Agreement and the performance of their obligations under this Agreement shall be paid by such Party. Any other fees and expenses incurred or to be incurred by the Company in connection with contemplated transactions and preparing, negotiating and entering into this Agreement and the performance of their obligations under this Agreement shall be paid by the Equityholders in cash at or prior to the Closing.

Article XI

MISCELLANEOUS PROVISIONS

11.1  Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

11.2  Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

11.3  Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. Prior to the Closing, this Agreement may not be amended, modified or supplemented except by written agreement among the Purchaser, the Company and a majority in interest of the Equityholders. Following the Closing, this Agreement may not be amended, modified, altered or supplemented except by written agreement between the Purchaser and a majority in interest of the Equityholders.

11.4  Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement and thereof; provided, however, that the confidentiality agreement between the Purchaser and the Company (the “Confidentiality Agreement”) shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Closing Date, or (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.

11.5  Execution of Agreement; Counterparts; Electronic Signatures.

(a)  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement; it being understood that all parties to this Agreement need not sign the same counterparts.

(b)  This Agreement and any amendments to this Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties to this Agreement that execute such counterparts, and all of which together shall constitute one and the same instrument. Facsimile, electronic, and “.pdf” copies of signed signature pages shall be deemed binding originals and no party to this Agreement shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

11.6  Governing Law; Exclusive Jurisdiction.

(a)  This Agreement and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

(b)  Each of the parties hereto agrees that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought solely in any state or federal court sitting in the State of Delaware. Each of the parties hereto consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.10. Nothing in this Section 11.6, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

11.7  WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.8  Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement. Any Equityholder Entity may dissolve after execution of this Agreement and assign its rights and obligations under this Agreement to its partners, members or shareholders; provided, however, that no such dissolution shall be permitted unless each proposed assignee (i) executes and delivers a Joinder Agreement and becomes a party to this Agreement, and (ii) executes and delivers all documents required by the Equityholders under this Agreement.

11.9  Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement or any of the Equityholder Related Agreements and their respective successors and assigns (if any).

11.10  Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party to this Agreement when sent via e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered to the appropriate physical address by hand or by nationally recognized overnight courier service (costs prepaid), in each case to the following e-mail addresses and physical addresses and marked to the attention of the Person (by name or title) designated below (or to such other e-mail address or physical address or Person as a party may designate by notice to the other parties to this Agreement):

If to the Company (before the Closing):

Resource Group US Holdings LLC
1510 Logue Road
Myakka City, Florida 34251
Attention: Anthony Cialone and James Burnham

with a mandatory copy to (which copy shall not constitute notice):

Hutchison PLLC
710 Corporate Center Drive, Suite 250
Raleigh, North Carolina 27607

Attention: Justyn Kasierski and Joshua Hayes

If to the Equityholders, to the address of each such Equityholder set forth in their respective signature page hereto.

If to the Purchaser:

Safe and Green Development Corporation
100 Biscayne Blvd, Suite 1201

Miami, Florida 33132
Attention: Nicolai Brune, Chief Financial Officer

with a mandatory copy to (which copy shall not constitute notice):

Blank Rome LLP
Time-Life Building

1271 Avenue of the Americas
New York, New York 10020
Attention: Leslie Marlow, Esq.

11.11  Construction; Usage.

(a)  Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)  the singular number includes the plural number and vice versa;

(ii)  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)  reference to any gender includes each other gender;

(iv)  reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)  reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)  “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement;

(vii)  “including” means including without limiting the generality of any description preceding such term;

(viii)  references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

(ix)  reference to a “Section” or “Article” in this Agreement shall mean a Section or Article, respectively, of this Agreement unless otherwise provided.

(b)  Legal Representation of the Parties. This Agreement was negotiated by the parties to this Agreement with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party to this Agreement shall not apply to any construction or interpretation of this Agreement.

(c)  Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)  Dollar Amounts. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

11.12  Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the Purchaser, the Company and the Equityholders may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Purchaser, the Company or the Equityholders may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser, the Company and the Equityholders may be entitled, at law or in equity, each of the Purchaser, the Company and, the Equityholders, shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

11.13  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

11.14  Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.15  Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement (including the Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

11.16  Survival Period. The representations, warranties and covenants made by the parties in this Agreement shall not be extinguished by the Closing, but shall survive the Closing for twelve (12) months following the Closing Date; provided, however, that (a) each of the Fundamental Representations shall survive the Closing for two (2) years following the Closing Date and (b) each of the representations and warranties contained in Section 2.9 (Taxes) and Section 5.9 (Taxes) shall survive until the later to occur of: (i) the 180th day following the end of the period, if any, during which an assessment, reassessment or other form of document assessing liability for Taxes or Social Security contributions in respect of any fiscal year to which these representations and warranties extend could be issued to the Company, and (ii) sixty (60) days following the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters.

11.17  Recovery. Purchaser shall offset any damages which the Purchaser may be entitled to recover under this Agreement or any Equityholder Related Agreement solely from the Closing Shares with respect to the full extent thereof, and thereafter with respect to the Closing Cash Consideration. With respect to any damages that are recovered from the Closing Shares, the number of Closing Shares forfeited by shall be determined by dividing the aggregate amount of damages applicable to such forfeiture by the then-current fair market value of such Closing Shares.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

THE PURCHASER:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer

THE COMPANY:

RESOURCE GROUP US HOLDINGS LLC

By:	/s/ Anthony Cialone
Name:	Anthony Cialone
Title:	Managing Member

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:_____________________________________

Name: _______________________________

For entities:

Index Resource Equity US LLC

By:	/s/ Bjarne Borg

Name: Bjarne Borg

Title: Manager

Address for notices:

100 North US Highway, One, Ste 902

Jupiter, FL 33477

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:_____________________________________

Name: _______________________________

For entities:

Index Equity US LLC

By:	/s/ Bjarne Borg

Name: Bjarne Borg

Title: Manager

Address for notices:

100 North US Highway, One, Ste 902

Jupiter, FL 33477

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ James Burnham

Name: James Burnham

For entities:

Signature:

By:

Name:

Title:

Address for notices:

4532 Seeley Avenue

Downers Grove, IL 60515

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ Anthony Cialone

Name: Anthony Cialone

For entities:

Signature: ________________________

By:

Name:

Title:

Address for notices:

5084 Post Oak Lane

Naple, Florida

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ Tristan Burnham

Name: Tristan Burnham

For entities:

Signature: ________________________

By:

Name:

Title:

Address for notices:

4310 Arrow Avenue

Sarasota, FL 34232

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ William Cialone

Name: William Cialone

For entities:

Signature: _______________________

By:

Name:

Title:

Address for notices:

5084 Post Oak Lane

Naples, FL 34105

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ Joseph Vecchio

Name: Joseph Vecchio

For entities:

Signature: _______________________

By:

Name:

Title:

Address for notices:

123 Lakeshore Dr. Apt. #1745

North Palm Beach, FL 33408

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ Daniel J. Zimmerman

Name: Daniel J. Zimmerman

For entities:

Signature: _______________________

By:

Name:

Title:

Address for notices:

3308 S54th Street

Tampa, Florida 33619

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ Dennis James Gormley

Name: Dennis J. Gormley

For entities:

Signature: _______________________

By:

Name:

Title:

Address for notices:

131 Blue Juniper Court Unit 201

Naples, FL 34109

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be duly executed, as of the date first above written.

EQUITYHOLDER:

For individuals:

Signature:	/s/ William H. Davis

Name: William H. Davis

For entities:

Signature: _______________________

By:

Name:

Title:

Address for notices:

29 Glen Green

Winchester, MA 01890

Tax ID Number:

_____________________________________________

[Signature Page to the Membership Interest Purchase Agreement]

EXHIBIT A

Capitalization table of the Company (as of the date of the Agreement)

Equityholders’ name	Membership Interests Held	% Ownership
Index Resource Equity US LLC	6,485,962 Series A-1 Preferred Units	36.39%
Index Equity US LLC	3,242,000 Class A Units 1,325,000 Series A-3 Preferred Units	25.63%
James Burnham	2,517,600 Class A Units	14.13%
Anthony Cialone	2,822,000 Class A Units	15.83%
Tristan Burnham	629,400 Class A Units	3.53%
William Cialone	200,000 Class A Units	1.12%
Joseph Vecchio	125,000 Class A Units	0.70%
Daniel J. Zimmerman	375,000 Class B Units	2.10%
Dennis J. Gormley	50,000 Class B Units	0.28%
William H. Davis	50,000 Class B Units	0.28%
TOTAL		100%

EXHIBIT B

FORM OF CONVERTIBLE NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date:	$

CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE (the “Note”) is issued by Safe and Green Development Corporation., a Delaware corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to [●] or its registered assigns (the “Holder”), the principal amount of [●] Dollars ($[●]) (“Principal Amount”) together with simple interest on the outstanding Principal Amount at a rate of 6% per annum until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Unless earlier converted into Common Stock as provided in this Note, all payments of interest and principal under the Note shall be in lawful money of the United States of America. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, or (f) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Stockholder Meeting” shall mean the meeting at which holders of the Company’s Common Stock vote on whether to approve the Conversion.

“Conversion” shall have the meaning ascribed to such term in Section 2.

“Conversion Date” means the date specified in the Conversion Notice as the effective date of the Conversion and if no date is specified then the Conversion Date shall be the date the Conversion Notice is deemed delivered pursuant to Section 6(b); provided, however that the Conversion Date shall not be prior to the date on which Shareholder Approval is received and deemed effective under Delaware General Corporation Law.

“Conversion Notice” shall have the meaning set forth in Section 2(c).

“Conversion Price” shall have the meaning set forth in Section 2(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of Principal Amount of this Note and all accrued and unpaid interest thereon in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Maturity Date” shall have the meaning set forth in Section 3.

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note.

“Outstanding Balance” shall mean the Principal Amount of this Note and any accrued and unpaid interest as of the applicable date.

“Principal Amount” means [●] Dollars ($[●]).

“Purchase Agreement” means the Membership Interest Purchase Agreement, entered into as of February [●], 2025, by and among the Company, Holder, Resource Group US Holdings LLC, a Florida limited liability company, and certain other parties thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to conversion of all outstanding amounts owed under this Note and the issuance of all of the Conversion Shares upon conversion thereof.

Section 2. Conversion.

(a)  Conversion upon Shareholder Approval. If Shareholder Approval is obtained while this Note remains outstanding, the Outstanding Balance on the Conversion Date shall, upon the election of the Holder, at any time after Shareholder Approval is obtained, convert in whole or in part, without any further action of the Holder into a number of fully paid and nonassessable shares of Common Stock as shall equal the quotient obtained by dividing (i) the Outstanding Balance by (ii) the Conversion Price in effect at the time of such conversion. Notwithstanding anything in this Note to the contrary, this Note may not be converted into shares of Common Stock unless Shareholder Approval is obtained.

(b)  Conversion Price. The “Conversion Price” means [●] Dollars ($[●]).1

(c) Mechanics of Conversion.

(i)  Delivery of Shares Upon Conversion. The Holder may elect at any time after obtaining Shareholder Approval and while the Outstanding Balance remains outstanding to convert the Outstanding Balance in full into shares of Common Stock by providing written notice (the “Conversion Notice”) to the Company together with the delivery of this Note to the Company at its address as required pursuant to Section 6(b). Any conversion of this Note pursuant to Section 2(a) shall be deemed to have been made immediately as of the close of business on the Conversion Date. Not later than three (3) Business Days after Conversion Date (the “Share Delivery Date”), the Company shall (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Conversion Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue in book entry form the Conversion Shares, registered in the name of the Holder or his designee, for the number of Conversion Shares to which the Holder shall be entitled pursuant to such conversion under this Section 2(c), which shares shall bear a restrictive legend until they are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company (which opinion the Company will be responsible for obtaining at its own cost), shall be free of restrictive legends and trading restrictions. Notwithstanding anything contained herein to the contrary, this Note shall not be converted unless and until the Holder elects to convert this Note, in whole or in part, pursuant to Section 2(a).

[1]	NTD: Conversion Price to equal the Company’s price per share of Common Stock as of the end of the trading day on the Closing Date of the sale transaction.

Any certificates representing shares of Common Stock issued pursuant to this Section 2 shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(ii)  Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, the Company will pay to Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

(iii)  Transfer Taxes and Expenses. The issuance of shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Conversion Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(iv)  Release. Upon full conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note

Section 3. Maturity

Unless this Note has been converted in accordance with the terms of Section 2 above, then upon the second anniversary of the Original Issue Date (the “Maturity Date”), the entire outstanding Principal Balance and all accrued interest of this Note shall become fully due and payable at the request of Holder; provided that the Company shall have the option, exercisable no more than twice, upon written notice to the Holder, to extend the Maturity Date by twelve (12) months upon payment of an extension fee equal to three percent (3%) of the sum of the Outstanding Balance of this Note at the time of the extension.

Section 4. Certain Adjustments.

(a)  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 4, the Company, at its expense, shall compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Failure to give such notice or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 5. Events of Default.

(a)  The Company must notify the Holder within one (1) Business Day after it has become aware of an Event of Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which declaration and notice shall not be required in the case of an Event of Default under this Section 5(b)), this Note shall accelerate and the Outstanding Balance shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(i)  The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable; or

(ii)  There is a Bankruptcy Event.

(b)  If any Event of Default occurs, the outstanding principal amount of this Note and all other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Upon the payment in full of such amounts, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Notwithstanding anything to the contrary contained in this Note, once the Shareholder Approval is received, Holder shall not have any right to accelerate payment and the Note shall be automatically converted.

Section 6.Miscellaneous.

(a)  No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, or other rights as a stockholder of the Company prior to the conversion hereof other than as explicitly set forth in Section 4.

(b)  Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered (i) to the addressees in person, by Federal Express or similar receipted next business day delivery or (ii) when receipt is confirmed after being delivered via electronic mail, whether such confirmation is acknowledged by the recipient or sent by automatic read receipt, as follows:

If to the Company:	Safe and Green Development Corporation

100 Biscayne Blvd., #1201

Miami, FL 33132

Attention: Nicolas Brune, CFO

E-mail:

with a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Hank Gracin, Esq.

E-mail:

If to Holder:	Address on signature page

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)  Absolute Obligation; Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(d)  Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new Note under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of the new Note.

(e)  Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All Actions arising out of or relating to this Note shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom). The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom) for the purpose of any Action arising out of or relating to this Note or the transactions brought by any party hereto, (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Note may not be enforced in or by the above-named courts, and (c) agree that such party will not bring any Action arising out of or relating to this Note in any court other than the Court of Chancery of the State of Delaware (or in the event, but only in the event, that if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom). Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(b) shall be deemed effective service of process on such party. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

(f)  Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)  Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect.

(h)  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at Law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at Law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)  Authorized Shares. The Company covenants that, subject to and following its receipt of Shareholder Approval, during the period the Note is outstanding it will reserve from its authorized and unissued Common Stock, free of preemptive rights, a sufficient number of shares equal to the number of shares of Common Stock issuable upon conversion of this Note. The Company will take all such commercially reasonable action as may be necessary to assure that the Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any other trading market upon which the Common Stock may be listed. The Company covenants that all Conversion Shares will, upon exercise of the purchase rights represented by this Note, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Note against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock issuable upon conversion of this Note above the amount payable therefor upon such exercise immediately prior to such increase in par value; (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock issuable upon conversion of this Note upon the conversion of this Note; and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Note.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company and Holder have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

SAFE AND GREEN DEVELOPMENT CORPORATION

By: ___________________________
Name: ________________________
Title: _________________________

HOLDER

By: ___________________________
Name: ________________________
Title: _________________________

Address: _______________________
_______________________________
_______________________________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Promissory Note issued by Safe and Green Development Corporation, a Delaware corporation (the “Company”) on [●], 2025, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ____________________________________________________

Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature: ___________________________

Name: ___________________________

Schedule 1 CONVERSION SCHEDULE

The Convertible Promissory Note issued on [●], 2025 in the original principal amount of $[●] by Safe and Green Development Corporation, a Delaware corporation. This Conversion Schedule reflects conversions made under Section 2 of the above referenced Note.

Date of Conversion (or for first entry, Original Issue Date)	Amount of Converted Principal	Aggregate Amount Remaining Subsequent to Conversion	Applicable Conversion Price	Company Attest

Dated:

EXHIBIT C

DEFINITIONS

For purposes of the Agreement (including this EXHIBIT C):

“Acquisition Transaction” means, with respect to any Person, any transaction or series of transactions involving:

(a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving such Person;

(b) any acquisition or purchase of all or any portion of the share capital of such Person;

(c) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of all or any portion of the business or assets of such Person; or

(d) any liquidation, dissolution or winding up of such Person.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Agreement” means the Membership Interest Purchase Agreement of which this EXHIBIT C is a part, as amended or restated from time to time.

“Applicable Benefit Laws” means all Laws applicable to any Employee Plan.

“Business Day” means a weekday on which banks are open for general banking business in New York, New York.

“Closing” means the consummation of the purchase and sale of the Company Interests as set forth in Section 9.1 of the Agreement.

“Closing Cash Consideration” means an amount in cash equal to (i) $480,000 less (ii) the amount of the Company Closing Payments.

"Closing Date" has the meaning given in Section 9.1.

“Closing Payments Certificate” has the meaning given in Section 7.6(e).

“Closing Shares” means such number of shares of Purchaser Common Stock as shall represent upon issuance nineteen percent (19%) of the then fully-diluted shares of Purchaser Common Stock.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Constituent Documents” has the meaning given in Section 2.1.

“Company Contract” means any Contract, including any amendment or supplement thereto: (a) to which the Company is a party, (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation, or (c) under which the Company has or may acquire any right or interest.

“Company Closing Payments” means the aggregate amount of certain liabilities incurred by or on behalf of the Company at or prior to the Closing and payable by the Purchaser at the Closing pursuant to the Closing Payments Certificate.

“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” means all Intellectual Property Rights that are licensed to the Company by any other third-party.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or would reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition or results of operations of the Company, and (b) the ability of the Company to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:: (i) any outbreak or escalation of war or major hostilities, manmade or natural disaster, national or international calamity or crisis, epidemic, pandemic, plague, or any act of terrorism, (ii) changes in financial, credit or capital markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (iii) changes in Laws, the Applicable Accounting Standards, or enforcement or interpretation thereof, (iv) changes that generally affect the industries and markets in which the Company operates, (v) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the request of, or consented to by, the Purchaser, or the failure to take any action prohibited by this Agreement or to which the Purchaser refuses to provide consent pursuant to this Agreement, (vi) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity with respect to any of the foregoing, (vii) any failure of the Company to meet any projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics, or (viii) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Authority in response thereto, except that such conditions shall be taken into account to the extent they have adversely affected, or would reasonably be expected to adversely affect, the business of the Company to a materially disproportionate degree than they have affected the business of other comparable companies in the same industry sector as the Company. For the avoidance of doubt, a Company Material Adverse Effect shall be measured only against past performance of the Company, taken as a whole, and not against any forward-looking statements, financial projections or forecasts of the Company.

“Company Interests” means the membership interests of the Company.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Company, in whole or in part.

“Company Registrations” means, registered Intellectual Property Rights and applications (including intent to use applications) for each of the foregoing that are registered or filed or recorded with any Person in the name of or licensed by the Company, alone or jointly with others.

“Confidential Information” means any data or information concerning the Company or Purchaser (including trade secrets), without regard to form, regarding (for example and including) (a) business process models, (b) proprietary software, (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists, (d) the identity, skills and compensation of employees, contractors, and consultants, (e) specialized training, or (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by the Company or an Equityholder of any covenant or obligation set forth in the Agreement.

“Consideration Percentage” means, the following allocations:

(i)  to Index Equity US LLC: 32.37%;

(ii)  to Index Resource Equity US LLC: 0.01%;

(iii)  to James Burhman, individually: 25.15%;

(iv)  to Anthony Cialone, individually: 28.19%;

(v)  to Tristan Burnham, individually: 6.29%;

(vi)  to William Cialone, individually: 2.00%;

(vii)  to Joseph Vecchio, individually: 1.25%;

(viii)  to Daniel J. Zimmerman, individually: 3.75%;

(ix)  to Dennis J. Gormley, individually: 0.50%; and

(x)  to William H. Davis, individually: 0.50%.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Equityholders on the date of the Agreement. The representations and warranties contained in ARTICLE II and ARTICLE III of this Agreement are subject to the qualifications and exceptions set forth in the Disclosure Schedule.

“Employee” means, with respect to any Person, each of the employees of such Person.

“Employee Plan” means any employee benefit plan including: (i) any (a) nonqualified deferred compensation or retirement plan or arrangement or superannuation plan; (b) qualified defined contribution retirement plan or arrangement; or (c) qualified defined benefit retirement plan or arrangement, which is an “employee pension benefit plan”; (ii) any “employee welfare benefit plan” or material fringe benefit plan or program; or (iii) any share purchase, stock option, profit sharing, deferred compensation, welfare, pension, retirement, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any national, provincial, territorial, federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law, regulation, permit or certificate of approval relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Equityholder Entity” means any Equityholder that is not a natural person.

“Equityholder Related Agreement” means any certificate, agreement, document or other instrument, other than the Agreement, to be executed and delivered by the Company or a Equityholder in connection with the transactions contemplated the Agreement.

“Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fundamental Representations” means each of the representations and warranties contained in (a) Section 2.1 (Organization and Good Standing), Section 2.2 (Capitalization), Section 2.4 (Authority; No Conflict; Required Filings and Consents), Section 2.19 (Brokerage and Transaction Bonuses), Section 2.21 (Related Party Transactions); (b) Section 3.1 (Authority, No Conflict; Required Filings and Consents), Section 3.2 (Ownership; Title to Company Interests) and Section 3.4 (Brokerage and Transaction Bonuses); (c) Article IV; and (d) the representations and warranties contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Capitalization), Section 5.4 (Authority; No Conflict; Required Filings and Consents), Section 5.20 (Brokerage and Transaction Bonuses), Section 5.25 (Related Party Transactions);

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied. Any financial or accounting term that is set forth in this Agreement and not otherwise defined shall have the meaning given such term under GAAP.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Governmental Authorization” means any (a) approval, permit, license, certificate, certificate of approval, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law, or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

“Indebtedness” means, with respect to any Person and without duplication, the aggregate of the following: (a) all obligations for borrowed money (including the current portion thereof and all sums due on early termination and repayment or redemption calculated to the Closing Date), whether or not contingent, or issued or incurred in substitution or exchange for any such liability for borrowed money, or extensions of credit (including under credit cards, bank overdrafts and advances), (b) all obligations evidenced by bonds, debentures, notes or other similar instruments (and including all sums due on early termination and repayment or redemption calculated to the Closing Date), (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business consistent with past practice, (d) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as a lessee (excluding operating real estate leases which would otherwise be required to be capitalized under GAAP), (e) all obligations of others secured by a Lien on any asset of such Person (including accounts and contract rights), whether or not such obligations are assumed, (f) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations; all obligations under which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire the liability of any such Person or in respect of which such Person has otherwise assured a creditor against loss, (g) all obligations in respect of bankers’ acceptances, note purchases or similar facilities and under reverse repurchase agreements, (h) all obligations in respect of futures contracts, other financial contracts and other similar obligations (determined on a net basis as if such contract or obligation was being terminated early on such date), (i) the amount of any termination payments in connection with the payment in full of any obligations for borrowed money, (j) accrued employment obligations, including without limitation, accrued salary, accrued vacation and accrued bonuses, (k) deferred revenue, (l) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (m) all obligations to purchase, redeem, retire or otherwise acquire for value any ownership interests or share capital of such Person or any rights to acquire any ownership interests or share capital of such Person, valued, in the case of redeemable ownership interests or share capital, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (n) any obligations under any interest rate, foreign exchange, currency, commodity, credit or equity swap, cap, collar, floor, option, forward or other hedging agreement or derivative contract, net of any obligations to such Person thereunder, and (o) amounts due to the Purchaser. For purposes of the Agreement, “Indebtedness” includes (i) any and all accrued interest, fees, change of control payments, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the repayment of any Indebtedness, and (ii) any and all amounts of the nature described in clauses (a) through (o) above owed by such Person to any of its Affiliates.

“Intellectual Property Rights” means all (a) Patent Rights, inventions and industrial designs, (b) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate or company names (both foreign and domestic) and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works (both foreign and domestic) and registrations and applications for registration thereof and all related, sui generis or other analogue rights, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, data bases and documentation thereof, including rights to third party software used in the business, (f) trade secrets and other Confidential Information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (g) other intellectual or industrial property rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if:

(a)  such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter; or

(b)  such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any of Anthony Cialone or James Burnham has Knowledge of such fact or other matter.

The Purchaser shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director or shareholder of the Purchaser has Knowledge of such fact or other matter.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, termination of employment, employee classification, background checks, employment discrimination and harassment, wages, hours, meal and rest periods, accrual and payment of vacation pay and paid time off, or occupational safety and health and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Body.

“Law” means any federal, national, state, provincial, territorial, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Leased Real Property” means the parcels of real property of which a Person is the lessee or sublessee (together with all fixtures and improvements thereon).

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, order, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, petroleum by-products, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon, infectious, biological or medical waste, including biohazards, radioactive materials and blood-borne pathogens and any other substances that are now or hereafter: (a) listed, classified, regulated or fall within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law, (b) a danger to health, or (c) the subject of regulatory action by any Governmental Body pursuant to any Environmental Law.

“Organizational Documents” means, with respect to any Entity, the constitution, certificate of incorporation, articles of incorporation, by-laws, articles of organization, articles of association, partnership agreement, limited liability company agreement, trust deed, formation agreement, joint venture agreement or other similar organizational documents of such Entity (in each case, as amended through the date of the Agreement).

“Patent Rights” means all foreign and domestic patents, patent applications, patent disclosures, utility models, utility model applications, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Permitted Lien” means, with respect to any Person, any (a) Lien for Taxes not yet due and payable (excluding Liens arising under ERISA or the Code), (b) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, and (c) in the case of real property, zoning, building, occupancy or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by such Person, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use.

“Person” means any individual, Entity, trust, Governmental Body or other organization.

“Personal Information” means any “personal information” (as defined in the Privacy Laws) about an identified or identifiable individual accessed by, in the possession, custody or control of a Person.

“Privacy Laws” means any national, provincial, territorial, state, local or foreign Law now in force or that may in the future come into force governing individual privacy and/or access to Personal Information, or the collection, use, disclosure, access and management of Personal Information, including without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended, the Health Information Technology for Economic and Clinical Health Act, state data breach notification Laws, state social security number protection Laws, the Federal Trade Commission Act, the Financial Services Modernization Act of 1999, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act and state consumer protection Laws.

“Purchaser Common Stock” means the shares of common stock, par value $0.001 per share, of the Purchaser.

“Purchaser Constituent Documents” has the meaning given in Section 5.1.

“Purchaser Disclosure Schedule” means the Purchaser Disclosure Schedule (dated as of the date of the Agreement) delivered to the Company and the Equityholders on behalf of the Purchaser on the date of the Agreement. The representations and warranties contained in ARTICLE V of this Agreement are subject to the qualifications and exceptions set forth in the Purchaser Disclosure Schedule.

“Purchaser Financial Statements” has the meaning given in Section 5.5.

“Purchaser Intellectual Property” means the Purchaser Owned Intellectual Property and the Purchaser Licensed Intellectual Property.

“Purchaser Licensed Intellectual Property” means all Intellectual Property Rights that are licensed to the Purchaser by any other third-party.

“Purchaser Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, condition (financial or otherwise), results of operations, prospects, capitalization, assets, liabilities, operations or financial performance of the Purchaser, (b) the ability of the Purchaser to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (c) the Equityholders’ ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Purchaser but will not constitute, or be considered in determining whether there has been, a Company Material Adverse Effect: (a) any outbreak or escalation of war or major hostilities, manmade or natural disaster, national or international calamity or crisis, epidemic, pandemic, plague, or any act of terrorism, (b) changes in financial, credit or capital markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (c) changes in Laws, the Applicable Accounting Standards, or enforcement or interpretation thereof, (d) changes that generally affect the industries and markets in which the Purchaser operates, (e) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the request of, or consented to by, the Purchaser, or the failure to take any action prohibited by this Agreement or to which the Purchaser refuses to provide consent pursuant to this Agreement, (f) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity with respect to any of the foregoing, or (g) any failure of the Purchaser to meet any projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Purchaser Material Adverse Effect). For the avoidance of doubt, a Purchaser Material Adverse Effect shall be measured only against past performance of the Purchaser, taken as a whole, and not against any forward-looking statements, financial projections or forecasts of the Purchaser.

“Purchaser Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Purchaser, in whole or in part.

“Purchaser Registrations” means, registered Intellectual Property Rights and applications (including intent to use applications) for each of the foregoing that are registered or filed or recorded with any Person in the name of or licensed by the Purchaser, alone or jointly with others.

“Purchaser Related Agreement” means any certificate, agreement, document or other instrument, other than the Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated the Agreement.

“Related Party” means, with respect to any Person, (a) each individual who is, or who has at any time been, an officer or director of such Person; (b) each member of the immediate family of each of the individuals referred to in clause (a) above; and (c) any trust or other Entity (other than such Person) in which any one of the individuals referred to in clauses (a) and (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” or “Released” means with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air. For purposes of the Agreement, the term “Release” shall also mean any threatened release.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) 25% or more of the voting power of all outstanding stock or ownership interests of such Entity, or (b) the right to receive 25% or more of the net assets of such Entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such Entity.

“Taxes” means (a) any and all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, net worth, share capital, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, escheat, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, employment insurance, social security, business license, business organization, environmental, worker’s compensation, pension, payroll, profits, severance, stamp, occupation, windfall profits, customs, franchise and other taxes of any kind whatsoever imposed by the United States, or any state, provincial, local or foreign government, or any agency or political subdivision thereof, (b) any interest, penalties or additions to tax imposed with respect to such items or any contest or dispute thereof or in connection with the failure to timely or properly file any Tax Return; (c) any liability for payment of amounts described in clause (a) or (b) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (d) any liability for the payment of amounts described in clauses (a), (b) or (c) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Returns” means any and all reports, returns, or declarations relating to Taxes filed or required to be filed with any Governmental Body, including any schedule or attachment thereto, including any amendment thereof.

“User Data” means any Personal Information or other data or information collected by or on behalf of the Company from users of the Company’s products or of any website or service operated or maintained by the Company.

Exhibit D

Accredited Investor and Bad Actor Questionnaire

SAFE AND GREEN DEVELOPMENT CORPORATION.

ACCREDITED INVESTOR AND BAD ACTOR CERTIFICATE

This Certificate is delivered in connection with the undersigned receipt of shares of common stock (the “Shares”) of Safe and Green Development Corporation. (the “Company”).

The undersigned hereby represents, warrants and certifies to the Company, as follows:

(a) the Shares are being acquired for the undersigned’s own account for investment, with no intention by the undersigned to distribute or sell any portion thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and will not be transferred by the undersigned in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the undersigned has any interest in or any right to acquire the Shares. The undersigned understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone but the undersigned.

(b) the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) the undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Shares and of making an informed investment decision with respect thereto. The undersigned acknowledges that an investment in the Shares is highly speculative and involves a high degree of risk of loss of the entire investment. The undersigned’s financial condition is such that the undersigned is able to bear the risk of holding the Shares for an indefinite period of time, and the risk of loss of the undersigned’s entire investment in the Shares.

(d) the undersigned has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned.

(e) the undersigned is aware that the undersigned’s rights to transfer the Shares are restricted by the Securities Act and applicable state securities laws, and the undersigned will not offer for sale, sell or otherwise transfer Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom. The undersigned further understands and agrees that the Shares have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Shares.

(f) the undersigned has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares.

(g) the undersigned understands that the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

(h) the undersigned is not subject to any “bad actor” disqualification event in Rule 506(d)(1)(i)-(viii) of the Securities Act

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

Dated: [●] , 2025

Name:

By:
Name:
Title: